UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Soliciting Material Pursuant to §240.14a-12

WADDELL & REED FINANCIAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 8, 2007

To the Stockholders of
Waddell & Reed Financial, Inc.:

Waddell & Reed Financial, Inc.’s 2007 Annual Meeting of Stockholders will be held in the William T. Morgan Auditorium at the executive offices of the Company, 6300 Lamar Avenue, Overland Park, Kansas 66202 at 10:00 a.m., local time, on Wednesday, April 11, 2007.

At the annual meeting, we will ask you to (1) approve the election of the nominees shown in the accompanying Proxy Statement as directors, (2) approve an amendment to the Company’s Stock Incentive Plan, as amended and restated, to eliminate (i) the Company’s ability to grant incentive stock options under the plan, (ii) the ten-year term of the plan, which is scheduled to expire on March 1, 2008, and (iii) the Company’s ability to add back to the pool of shares reserved for issuance under the plan any shares of the Company’s common stock that are tendered in payment of the exercise price and applicable taxes and commissions in exercising an option under the Stock Option Restoration Program, (3) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2007 fiscal year, and (4) transact such other business as may properly come before the annual meeting or any adjournments thereof.

The accompanying formal notice and Proxy Statement discuss matters which will be presented for a stockholder vote. We have also enclosed our 2006 Annual Report, which is not a part of the proxy soliciting materials. If you have any questions or comments about the matters discussed in the Proxy Statement or about the operations of the Company, we will be pleased to hear from you. It is important that your shares be voted at the annual meeting. If you are unable to attend the annual meeting in person and wish to have your shares voted, you may vote by telephone, Internet or by filling in, signing and dating the enclosed proxy and returning it in the accompanying envelope as promptly as possible.

We hope that you will take this opportunity to meet with us to discuss the results and operations of the Company for the 2006 fiscal year.

Sincerely,

Alan W. Kosloff
Chairman of the Board

Henry J. Herrmann
Chief Executive Officer

WADDELL AND REED FINANCIAL, INC.
6300 Lamar Avenue
Overland Park, Kansas  66202
(913) 236-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 11, 2007

To the Stockholders of
Waddell & Reed Financial, Inc.:

I am pleased to give you notice that the 2007 Annual Meeting of Stockholders of Waddell & Reed Financial, Inc. (the “Company”) will be held in the William T. Morgan Auditorium at the Company’s executive offices located at 6300 Lamar Avenue, Overland Park, Kansas 66202 on Wednesday, April 11, 2007, at 10:00 a.m., local time.

At the annual meeting, you will be asked to:

1.                Elect the nominees shown in the accompanying Proxy Statement as directors to hold office until the 2010 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.                Approve an amendment to the Waddell & Reed Financial, Inc. Stock Incentive Plan, as amended and restated, to eliminate (i) the Company’s ability to grant incentive stock options under the plan, (ii) the ten-year term of the plan, which is scheduled to expire on March 1, 2008, and (iii) the Company’s ability to add back to the pool of shares reserved for issuance under the plan any shares of the Company’s common stock that are tendered in payment of the exercise price and applicable taxes and commissions in exercising an option under the Stock Option Restoration Program.

3.                Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

4.                Transact such other business as may properly come before the annual meeting or any adjournments thereof.

These matters are more fully discussed in the accompanying Proxy Statement.

The Board of Directors has fixed Wednesday, February 14, 2007, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.

All stockholders are cordially invited to attend the annual meeting in person. However, if you are unable to attend in person and wish to have your shares voted, YOU MAY VOTE BY TELEPHONE, INTERNET OR BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTIONS AND RETURNING IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. Regardless of how you deliver your proxy, you may revoke your proxy at any time before it is voted by submitting to the Secretary of the Company a written revocation or a proxy bearing a later date, or by attending the annual meeting and giving oral notice of your intention to vote in person.

The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the annual meeting or any adjournment thereof. Any business for which notice is hereby given may be terminated at any such adjourned meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Wendy J. Hills
Vice President, Secretary & Associate General Counsel

The accompanying Proxy Statement is dated March 8, 2007 and is first being mailed to stockholders on or about that date.

WADDELL & REED FINANCIAL, INC.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by Waddell & Reed Financial, Inc. (the “Company”), on behalf of its Board of Directors (the “Board”), for the 2007 Annual Meeting of Stockholders. This Proxy Statement and the related proxy card are being distributed on or about March 8, 2007.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
THE ANNUAL MEETING

When And Where Is The Annual Meeting?

The annual meeting will be held in the William T. Morgan Auditorium at the Company’s executive offices located at 6300 Lamar Avenue, Overland Park, Kansas 66202 at 10:00 a.m., local time, on Wednesday, April 11, 2007.

What Matters Will Be Voted Upon At The Annual Meeting?

At the annual meeting you will be asked to:

•        Consider and vote upon a proposal to elect the nominees Henry J. Herrmann, James M. Raines and William L. Rogers as Class III directors to hold office for a term of three years, expiring at the close of the Annual Meeting of Stockholders in 2010.

•        Consider and vote upon a proposal to amend (the “Amendment”) the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as Amended and Restated (the “Stock Incentive Plan”), to eliminate (1) the Company’s ability to grant incentive stock options under the plan, (2) the ten-year term of the plan, which is scheduled to expire on March 1, 2008, and (3) the Company’s ability to add back to the pool of shares reserved for issuance under the plan any shares of the Company’s common stock that are tendered in payment of the exercise price and applicable taxes and commissions in exercising an option under the Stock Option Restoration Program.

•        Consider and vote upon a proposal to ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the 2007 fiscal year.

•        Transact such other business as may properly come before the annual meeting or any adjournments thereof.

What Constitutes A Quorum?

The presence, either in person or by proxy, of the holders of at least a majority of the voting power of our issued and outstanding shares of Class A common stock is required to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the annual meeting for purposes of determining whether a quorum exists.

Who Is Entitled To Vote?

Only stockholders of record of the Company’s Class A common stock at the close of business on Wednesday, February 14, 2007, which is the “record date,” are entitled to notice of, and to vote at, the annual meeting. Shares that may be voted include shares that are held (1) directly by the stockholder of record, and (2) beneficially through a broker, bank or other nominee. Each share of our Class A common stock will be entitled to one vote on all matters submitted for a vote at the annual meeting.

As of the record date, there were approximately 83,970,466 shares of our Class A common stock issued and outstanding and entitled to be voted at the annual meeting.

What Is The Difference Between Holding Shares As A “Registered Owner” And As A “Beneficial Owner”?

Most of the Company’s stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially:

•        Registered Owners—If your shares are registered directly in your name with our transfer agent, Computershare Trust Company N.A., you are, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the annual meeting.

•        Beneficial Owners—If your shares are held in a brokerage account, bank or by another nominee, you are, with respect to those shares, the “beneficial owner” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote or to vote in person at the annual meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a “legal proxy” from your broker, bank or other nominee (who is the stockholder of record), giving you the right to vote the shares.

What Stockholder Approval Is Necessary For Approval Of The Proposals?

•        Election of Directors

The election of directors requires the affirmative vote of a plurality of the shares of our Class A common stock cast at the annual meeting. This means that the three Class III director nominees receiving the most votes will be elected. For purposes of this vote, a vote to abstain or withholding your vote (or a direction to a broker or other nominee to do so) are not counted as votes cast, and therefore, will have no effect on the outcome of the election of directors.

•        Approval of the Amendment to the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as Amended and Restated

The approval of the Amendment to the Stock Incentive Plan requires that the total votes cast on this proposal represent at least 50% of our outstanding shares of Class A common stock, and a majority of those votes cast must vote in favor of the Amendment. For purposes of this vote, a vote to abstain (or a direction to a broker or other nominee to do so) will be counted as a vote cast and will have the effect of a negative vote. A broker non-vote, as described below, is not counted as a vote cast, and therefore, could prevent the total votes cast on this proposal from representing over 50% of the outstanding shares of common stock.

•        Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The ratification of the Audit Committee’s appointment of KPMG as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the shares of our Class A common stock cast at the annual meeting. For purposes of this vote, a vote to abstain (or a direction to a broker or other nominee to do so) is not counted as a vote cast, and therefore, will have no effect on this vote. Stockholder ratification is not required for the appointment of KPMG because the Audit Committee has the responsibility of appointing the Company’s independent registered public accounting firm. However, we are submitting the proposal to solicit the opinion of our stockholders.

As of the record date, directors and executive officers of the Company beneficially owned (excluding currently exercisable options) an aggregate of approximately 2,122,050 shares of Class A common stock representing 2.5% of our Class A common stock issued and outstanding, and therefore, 2.5% of the voting power entitled to vote at the annual meeting. The Company believes that its directors and executive officers currently intend to vote their shares in favor of the election of the Class III director nominees, in favor of the Amendment to the Stock Incentive Plan, and in favor of the ratification of KPMG as the Company’s independent registered public accounting firm.

May I Vote My Shares In Person At The Annual Meeting?

If you are the registered owner of shares of the Company’s Class A common stock on the record date, you have the right to vote your shares in person at the annual meeting.

If you are the beneficial owner of shares of the Company’s Class A common stock on the record date, you may vote these shares in person at the annual meeting if you have requested a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote the shares at the annual meeting, complete such legal proxy and present it to the Company at the annual meeting.

Even if you plan to attend the annual meeting, we recommend that you submit your proxy card or voting instructions so that your vote will be counted if you later decide not to attend the annual meeting.

How Can I Vote My Shares Without Attending The Annual Meeting?

If you are the registered owner, you may instruct the named proxy holders on how to vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage pre-paid envelope provided with this Proxy Statement, or by using the Internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the Internet and telephone voting systems are on the proxy card. The Internet and telephone voting systems will be available until 11:59 p.m. Central Daylight Time, on Tuesday, April 10, 2007 (the day before the annual meeting).

If you are the beneficial owner of shares held in street name, you may instruct your broker, bank or other nominee on how to vote your shares. Your nominee has enclosed with this Proxy Statement a voting instruction card for you to use in directing your nominee on how to vote your shares. The instructions from your nominee will indicate if Internet or telephone voting is available and, if so, will provide details regarding how to use those systems.

If My Shares Are Held In “Street Name,” Will My Broker, Bank Or Other Nominee Vote My Shares For Me?

Brokers, banks and other nominees who do not have instructions from their “street name” customers may not use their discretion in voting their customers’ shares on “non-routine” matters. The proposal to amend the Stock Incentive Plan is a non-routine matter, and therefore, shares of our Class A common stock held in “street name” will not be voted with respect to this proposal without voting instructions from the beneficial owners. However, the proposals to elect the director nominees and ratify the appointment of KPMG as the Company’s independent registered public accounting firm are considered routine matters, and therefore if beneficial owners fail to give voting instructions, nominees will have discretionary authority to vote shares of our Class A common stock with respect to these proposals. You should follow the instructions provided by your nominee in directing your nominee on how to vote your shares.

What Is A Broker Non-Vote?

Generally, a “broker non-vote” occurs when a broker, bank or other nominee that holds shares in “street name” for customers is precluded from exercising voting discretion on a particular proposal because (1) the beneficial owner has not instructed the nominee how to vote, and (2) the nominee lacks discretionary voting power to vote such shares. Under the rules of the New York Stock Exchange (the “NYSE”), a nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares.

The proposal to approve the Amendment to the Stock Incentive Plan is a “non-routine” matter. If you are the beneficial owner of shares of the Company’s Class A common stock, your nominee will send you directions on how you can instruct them to vote. If you do not provide voting instructions, your nominee will not vote these shares on the proposal to approve the Amendment to the Stock Incentive Plan.

How Will My Proxy Be Voted?

Shares represented by a properly executed proxy (in paper form, by Internet or by telephone) that is timely received, and not subsequently revoked, will be voted at the annual meeting or any adjournment or postponement thereof in the manner directed on the proxy. Henry J. Herrmann and Alan W. Kosloff are named as proxies in the proxy form and have been designated by the Board as the directors’ proxies to represent you and vote your shares at the annual meeting. All shares represented by a properly executed proxy on which no choice is specified will be voted (1) FOR the election of the nominees for director named in this Proxy Statement, (2) FOR approval of the Amendment to the Stock Incentive Plan, (3) FOR the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the 2007 fiscal year, and (4) in accordance with the proxy holders’ best judgment as to any other business that properly comes before the annual meeting.

This Proxy Statement is considered to be voting instructions for the trustees of the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan, the Torchmark Corporation Savings and Investment Plan, the Liberty National Life Insurance Company 401(k) Plan, and the Profit Sharing and Retirement Plan of Liberty National Life Insurance Company for our Class A common stock allocated to individual accounts under those plans. If account information is the same, participants in the plan (who are also stockholders of record) will receive a single proxy representing all of their shares. If a plan participant does not submit a proxy to us, the trustees of the plan in which shares are allocated to his or her individual account will vote such shares in the same proportion as the total shares in such plan for which directions have been received.

May I Revoke My Proxy and Change My Vote?

Yes. You may revoke your proxy and change your vote at any time prior to the vote at the annual meeting.

If you are the registered owner, you may revoke your proxy and change your vote by (1) submitting a new proxy bearing a later date (which automatically revokes the earlier proxy), (2) giving notice of your changed vote to us in writing mailed to the attention of Wendy J. Hills, Corporate Secretary, at our executive offices, or (3) attending the annual meeting and giving oral notice of your intention to vote in person.

If you are the beneficial owner of shares held in street name, you may revoke your proxy and change your vote by (1) submitting new voting instructions to your broker, bank or other nominee in accordance with the voting instructions, or (2) if you have obtained a legal proxy from your nominee giving you the right to vote your shares, by attending the meeting, presenting the completed proxy to the Company and voting in person.

You should be aware that simply attending the annual meeting will not in and of itself constitute a revocation of your proxy.

Who Will Pay The Costs of Soliciting Proxies?

Proxies will be solicited initially by mail. Further solicitation may be made in person or by telephone, electronic mail or facsimile. The Company will bear the expense of preparing, printing and mailing this Proxy Statement and accompanying materials to our stockholders. Upon request, the Company will reimburse brokers, banks or other nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the annual meeting to the beneficial owners of our Class A common stock.

The Company has retained Georgeson Inc., an independent proxy solicitation firm (“Georgeson”), to assist in soliciting proxies from stockholders. Georgeson will receive a fee of approximately $16,000 as compensation for its services and will be reimbursed for its out-of-pocket expenses. The fee amount is not contingent on the number of stockholder votes cast in favor of any of the proposals, and Georgeson is prohibited from making any recommendation to our stockholders to either accept or reject any proposal or otherwise express an opinion concerning a proposal.

What Other Business Will Be Presented at the Annual Meeting?

As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the annual meeting. If any other matters should arise at the annual meeting, the persons named as proxy holders, Henry J. Herrmann and Alan W. Kosloff, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of the Class III director nominees are not available to serve as a director, the named proxy holders will vote your proxy for such other director candidate or candidates as may be nominated by the Board.

What Is The Deadline For Stockholder Proposals for the 2008 Annual Meeting?

In order for a stockholder proposal to be eligible to be included in the Company’s proxy statement and proxy card for the 2008 Annual Meeting of Stockholders, the proposal (1) must be received by the Company at its executive offices, 6300 Lamar Avenue, Overland Park, Kansas 66202, Attn: Corporate Secretary, on or before November 9, 2007, and (2) must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and the Company’s Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Where Can I Find The Voting Results Of the Annual Meeting?

The Company will publish final voting results of the annual meeting in its quarterly report on Form 10-Q for the second quarter of the 2007 fiscal year.

What Should I Do If I Receive More Than One Set Of Voting Materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a registered owner and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and voting instruction card that you receive.

What Is Householding?

In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the Securities and Exchange Commission (the “SEC”) called “householding.”  Under this practice, certain stockholders who have the same address and last name will receive only one copy of this Proxy Statement and the Company’s Annual Report on Form 10-K, unless one or more of these stockholders notifies the Company that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one copy of this Proxy Statement and the Company’s Annual Report on Form 10-K, and would like to request a separate copy of these materials, or you do not wish to participate in householding in the future, please (1) mail such request to Waddell & Reed Financial, Inc. Attn: Investor Relations Department, 6300 Lamar Avenue, Overland Park, Kansas 66202, or (2) contact our Investor Relations Department toll-free at (800) 532-2757. Similarly, you may also contact the Company if you received multiple copies of the Company’s proxy materials and would prefer to receive a single copy in the future.

What Do I Need To Do Now?

First, read this Proxy Statement and its Appendix carefully. Then, if you are a registered owner, you should, as soon as possible, submit your proxy by either executing and returning the proxy card or by voting electronically via the Internet or by telephone. If you are the beneficial owner of shares held in street name, then you should follow the voting instructions of your broker, bank or other nominee. Your shares will be voted in accordance with the directions you specify. If you submit an executed proxy card to the Company, but fail to specify voting directions, your shares will be voted (1) FOR the approval of the director nominees, (2) FOR the approval of the amendment to the Stock Incentive Plan, and (3) FOR the ratification of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Who Can Help Answer My Questions?

If you have questions concerning a proposal or the annual meeting, if you would like additional copies of this Proxy Statement, or if you need special assistance at the annual meeting, please call our Investor Relations office toll free at (800) 532-2757. In addition, information regarding the annual meeting is available via the Internet at our website www.waddell.com.

YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT (INCLUDING ITS APPENDIX) IN ITS ENTIRETY. The summary information provided above in “question and answer” format is for your convenience only and is merely a brief description of material information contained in this Proxy Statement.

YOUR VOTE IS IMPORTANT. IF YOU ARE A REGISTERED OWNER, YOU MAY VOTE BY TELEPHONE, INTERNET OR BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ARE A BENEFICIAL OWNER, PLEASE FOLLOW THE VOTING INSTRUCTIONS OF YOUR BROKER, BANK OR OTHER NOMINEE AS PROVIDED WITH THIS PROXY STATEMENT AS PROMPTLY AS POSSIBLE.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board nominates Henry J. Herrmann, James M. Raines and William L. Rogers as Class III directors, to hold office for a term of three years, expiring at the close of the 2010 Annual Meeting of Stockholders or until their successors are elected and qualified, or their earlier resignation or removal. The Board believes these incumbent directors standing for re-election are well qualified and experienced to direct and manage the Company’s operations and business affairs and will represent the interests of the stockholders as a whole. Biographical information on each of these nominees is set forth below in “Directors and Executive Officers of the Company.”

If any director nominee becomes unavailable for election, which is not anticipated, the named proxies will vote for the election of such other person as the Board may nominate, unless the Board resolves to reduce the number of Class III directors to serve on the Board and thereby reduce the number of directors to be elected at the annual meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE DIRECTOR NOMINEES LISTED HEREIN.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Number of Directors and Term of Directors and Executive Officers

The Company’s Bylaws provide that the number of directors will not be less than seven nor more than 15 with the exact number to be fixed by the Board. The Company’s Certificate of Incorporation divides the Board into three classes of as equal size as possible, with the terms of each class expiring in consecutive years so that only one class is elected in any given year. Currently, there are seven directors with two directors in Class I and Class II and three directors in Class III.

The stockholders of the Company elect successors for directors whose terms have expired at the Company’s annual meeting. The Board elects members to fill new membership positions and vacancies in unexpired terms on the Board. Pursuant to the Company’s Bylaws, non-employee directors must retire from the Board at the close of the Annual Meeting of Stockholders following their 73rd birthday. Executive officers of the Company are elected by the Board and hold office until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.

Directors and Executive Officers

The names of the Company’s directors and executive officers and their respective current ages and positions are as follows:

Name	Age	Position
Michael L. Avery	53	Senior Vice President and Chief Investment Officer
Brent K. Bloss	38	Vice President and Treasurer
Thomas W. Butch	50	Senior Vice President and Chief Marketing Officer
Daniel P. Connealy	60	Senior Vice President and Chief Financial Officer
Henry J. Herrmann	64	Chief Executive Officer and Class III Director
Alan W. Kosloff	66	Chairman of the Board and Class I Director
Dennis E. Logue	62	Class II Director
James M. Raines	67	Class III Director
Ronald C. Reimer	72	Class II Director
William L. Rogers	60	Class III Director
Mark A. Schieber	49	Vice President, Controller and Principal Accounting Officer
Daniel C. Schulte	41	Senior Vice President and General Counsel
Michael D. Strohm	55	Senior Vice President and Chief Operations Officer
John E. Sundeen, Jr.	46	Senior Vice President and Chief Administrative Officer—Investments
Jerry W. Walton	60	Class I Director

Set forth below is a description of the backgrounds of the executive officers, directors and nominees for director.

Michael L. Avery has been Senior Vice President and Chief Investment Officer of the Company since June 2005. He has served as Executive Vice President and Chief Investment Officer of Waddell & Reed Investment Management Company (“WRIMCO”) and Ivy Investment Management Company (“IICO”), both of which are investment advisor subsidiaries of the Company, since June 2005. Prior thereto, he served as Senior Vice President of WRIMCO from January 1997 to June 2005 and of IICO from April 2003 to June 2005. Mr. Avery joined the Company in June 1981 and has served as a mutual fund portfolio manager since 1994.

Brent K. Bloss has been Vice President of the Company since April 2004 and Treasurer since January 2006. Previously, he served as Assistant Treasurer of the Company from January 2002 to

January 2006 and as Assistant Vice President from January 2002 to April 2004. From September 1995 to December 2001, he served in various roles in the audit practice of the international accounting firm of KPMG. Mr. Bloss joined the Company in January 2002.

Thomas W. Butch has been Senior Vice President and Chief Marketing Officer of the Company since joining the Company in November 1999. He has served as President of Waddell & Reed, Inc. (“WRI”), a broker-dealer subsidiary of the Company, since March 2005 and as Chief Marketing Officer thereof since March 2002. Previously, he served as Executive Vice President of WRI from January 2000 to March 2005. He has served as Senior Vice President and Chief Marketing Officer of IICO since December 2002 and as Chairman, Chief Executive Officer and President of Ivy Funds Distributor, Inc., a broker-dealer subsidiary of the Company, since March 2003. Prior to joining the Company, he was associated with Stein Roe & Farnham, Inc., Chicago, Illinois, an investment firm where he served in various positions from 1994-1999, including President of Mutual Funds, Senior Vice President of Marketing and Director of Public Relations.

Daniel P. Connealy has been Senior Vice President and Chief Financial Officer of the Company since joining the Company in June 2004. Mr. Connealy has served as a director of the Russell Investment Company mutual funds, Tacoma, Washington, since April 2003. Previously, he served as Vice President and Chief Financial Officer of Stilwell Financial, Inc., Kansas City, Missouri, an asset management company (now known as Janus Capital Group) from June 2001 to March 2003. From July 1979 to May 2001, he served as a partner in the international accounting firm of PricewaterhouseCoopers LLP.

Henry J. Herrmann has been Chief Executive Officer of the Company since May 2005 and a Director since March 1998. Previously, he served as President of the Company from March 1998 to May 2005 and as Chief Investment Officer from March 1987 to May 2005. He is also a director and President of the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds, Inc., W&R Target Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc. and a Trustee and President of the Ivy Funds portfolios, all of which are mutual funds managed by the Company. He joined the Company in March 1971. Mr. Herrmann is a nominee for director.

Alan W. Kosloff has been a Director of the Company since January 2003 and Chairman of the Board since May 2005. He has served as Chairman of Kosloff & Partners, LLC, Kansas City, Missouri, a consulting and investment firm since April 1996. Previously, he served as Chairman of Jones & Mitchell, Olathe, Kansas, an imprinted and licensed sportswear company from October 1997 to March 2005 and as Chairman, Chief Executive Officer and President of American Marketing Industries, Inc., Kansas City, Missouri, an apparel manufacturing, distribution and marketing firm from 1976 to 1995. Mr. Kosloff’s term on the Board expires in 2008.

Dennis E. Logue has been a Director of the Company since January 2002. He has served as Chairman of the Board of Ledyard National Bank, Hanover, New Hampshire, since August 2005. Additionally, Mr. Logue has served as an Emeritus Professor of Management at the Amos Tuck School, Dartmouth College since August 2005. He served as Dean of the Michael B. Price College of Business at the University of Oklahoma from July 2001 to September 2005. Prior thereto, Mr. Logue held numerous business-oriented professorships, most recently at the Amos Tuck School, Dartmouth College from July 1974 to June 2001. Mr. Logue is also a director of Abraxas Petroleum Corporation, San Antonio, Texas, a natural gas and crude oil exploration, development and production company and of Duckwall-Alco Stores, Inc., Abilene, Kansas, a general merchandise retailer. Mr. Logue’s term on the Board expires in 2009.

James M. Raines has been a Director of the Company since July 1998. He has served as a director of Clear Channel Outdoor Holdings, Inc., a San Antonio, Texas outdoor advertising company since November 2005 and as President of James M. Raines and Company, San Antonio, Texas, an investment-banking firm since September 1988. Mr. Raines is a nominee for director.

Ronald C. Reimer has been a Director of the Company since March 2001. He is currently on the Board of Advisors, and is a member of the Finance Committee, of Truman Medical Center Hospital, Kansas City, Missouri (“TMC”). He also serves on the Board of Directors, and as the Secretary and Treasurer, of the TMC Charitable Foundation. Mr. Reimer is associated with the TMC Professional and General Liability Self-Insurance Trust as Chairman of the Management Committee. He also serves as a director for Prairie Star Bancshares, Inc., a privately-held bank in Olathe, Kansas. Previously, Mr. Reimer co-founded Reimer and Koger Associates, an investment counseling firm in Merriam, Kansas in 1973 and served as its President until his retirement in 1988. In accordance with the retirement provisions contained in the Company’s Bylaws, Mr. Reimer’s term on the Board will expire at the close of the Annual Meeting of Stockholders in 2008.

William L. Rogers has been a Director of the Company since April 1998. He has served as Chairman of The Halifax Group, an investment group based in Dallas, Texas, since 1999. In addition, he has been a Principal of Colony Capital, Inc., an investment group based in Los Angeles, California, since 1992. Mr. Rogers is a nominee for director.

Mark A. Schieber has been Vice President and Controller of the Company since April 2002. He has served as Vice President and Controller of Waddell & Reed Financial Services, Inc., a holding company subsidiary of the Company, since December 2001 and as Vice President, Controller, Principal Accounting Officer and Principal Financial Officer of WRI since June 2002. Previously, he served as Assistant Vice President of WRI from January 1998 to June 2002. Mr. Schieber joined the Company in May 1981.

Daniel C. Schulte has been General Counsel of the Company since January 2000 and Senior Vice President since April 2004. Prior thereto, he served as Vice President of the Company from January 2000 to April 2004 and as Secretary from January 2000 to April 2003. From July 1998 to January 2000, he served as Assistant Secretary of the Company. Prior to joining the Company in June 1998, Mr. Schulte was associated with the law firm of Klenda, Mitchell, Austerman and Zuercher LLC, in Wichita, Kansas. From 1992 to 1994, Mr. Schulte practiced in the corporate tax group of the international accounting firm of Ernst & Young, LLP in Kansas City, Missouri.

Michael D. Strohm has been Senior Vice President of the Company since January 1999 and Chief Operations Officer since March 2001. In addition, he has served as President of Waddell & Reed Services Company, a transfer agent subsidiary of the Company, since June 1999, as Chief Executive Officer of WRI since December 2001 and as Chief Operating Officer thereof since March 2005. Prior thereto, he served as President of WRI from December 2001 to March 2005 and as its Senior Vice President from January 1994 to December 2001. Mr. Strohm joined the Company in June 1972.

John E. Sundeen, Jr. has been Senior Vice President of the Company since July 1999 and Chief Administrative Officer—Investments since January 2006. Previously, he served as Treasurer of the Company from July 1999 to January 2006 and as Chief Financial Officer from July 1999 to June 2004. He has served as Executive Vice President and Chief Administrative Officer of WRIMCO and of IICO since June 2004. Previously, he served as Senior Vice President of WRIMCO from January 1996 to June 2004 and as Head of Fixed Income within the Investment Management Division thereof from 1994 to June 1999. Mr. Sundeen joined the Company in June 1983.

Jerry W. Walton has been a Director of the Company since April 2000. He has been Executive Vice President of Finance and Administration and Chief Financial Officer of J.B. Hunt Transport Services, Inc., Lowell, Arkansas, a transportation logistics provider, since 1991. Prior thereto, Mr. Walton served as a tax partner with KPMG, with whom he had been employed since 1968. Mr. Walton’s term on the board expires in 2008.

There are no family relationships among any of the Company’s executive officers, directors or nominees for director.

Security Ownership of Management

The following table reflects information regarding beneficial ownership of the Company’s Class A common stock by each of its current directors (including all nominees for director), the named executive officers set forth in the 2006 Summary Compensation Table and all other executive officers, and by all such persons as a group, as of February 22, 2007. Unless otherwise indicated in the footnotes below, “beneficially owned” means the sole power to vote or direct the voting of a security and the sole power to dispose or direct the disposition of a security.

Name of Beneficial Owner	Number of Shares Beneficially Owned Directly (1)(3)	Number of Shares Beneficially Owned Indirectly (2)(4)	Percent of Class
Michael L. Avery	172,738	0	*
Brent K. Bloss	9,065	0	*
Thomas W. Butch	148,398	34,837	*
Daniel P. Connealy	70,810	0	*
Henry J. Herrmann	0	1,752,719	2.1%
Alan W. Kosloff	35,324	0	*
Dennis E. Logue	33,598	150	*
James M. Raines	38,701	0	*
Ronald C. Reimer	36,309	9,256	*
William L. Rogers	95,712	0	*
Mark A. Schieber	12,782	0	*
Daniel C. Schulte	120,142	0	*
Michael D. Strohm	155,642	0	*
John E. Sundeen, Jr.	316,821	0	*
Jerry W. Walton	37,064	0	*
All Directors, Nominees and Executive Officers as a group (15 persons)	1,283,106	1,796,962	3.6%

*                    Denotes less than 1%.

(1)          Includes shares that are subject to presently exercisable Class A stock options and options exercisable within 60 days as follows: for Michael L. Avery, 35,000 shares; for Brent K. Bloss, 0 shares; for Thomas W. Butch, 14,785 shares; for Daniel P. Connealy, 0 shares; for Alan W. Kosloff, 0 shares; for Dennis E. Logue, 0 shares; for James M. Raines, 12,072 shares; for Ronald C. Reimer, 11,371 shares; for William L. Rogers, 51,467 shares; for Mark A. Schieber, 1,492 shares; for Daniel C. Schulte, 1,000 shares; for Michael D. Strohm, 0 shares; for John E. Sundeen, Jr., 129,050 shares; for Jerry W. Walton, 0 shares; and for all directors, executive officers and nominees as a group, 958,018 shares. Also includes 11,621 shares pledged by Mr. Raines.

(2)          Indirect beneficial ownership includes shares owned by the director or executive officer (a) as beneficiary or trustee of a personal trust, (b) by a family charitable foundation, (c) by a spouse or as trustee or beneficiary of a spouse’s trust, or (d) in a retirement account. Indirect beneficial ownership excludes all shares of the unitized stock fund held in the Company 401(k) and Thrift Plan accounts of Messrs. Butch, Schieber and Strohm.

(3)          Includes unvested shares of restricted Class A common stock granted under the Stock Incentive Plan for Messrs. Avery, Bloss, Butch, Connealy, Kosloff, Logue, Raines, Reimer, Rogers, Schieber, Schulte, Strohm, Sundeen and Walton of 110,833, 7,833, 123,540, 68,143, 24,807, 20,762, 9,944, 21,705, 22,678, 8,166, 100,932, 96,873, 96,404 and 12,365 shares, respectively.

(4)          For Mr. Herrmann, indirect beneficial ownership includes 701,781 shares that are subject to presently exercisable Class A stock options and options exercisable within 60 days, and 281,000 shares of unvested restricted stock, all of which are owned by his personal trust.

CORPORATE GOVERNANCE

We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders, and we continually review and consider our corporate governance policies and practices, the SEC’s corporate governance rules and regulations, and the corporate governance listing standards of the NYSE, the stock exchange on which our Class A common stock is traded.

You can access and print the Charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee (the “Corporate Governance Committee”), as well as our Corporate Governance Guidelines, Corporate Code of Business Conduct and Ethics, Whistleblower Policy and other Company polices and procedures required by applicable law, regulation or NYSE corporate governance listing standards on the “Corporate Governance” page of the “Corporate” section of our website at www.waddell.com. Additionally, you can request copies of any of these documents by writing to our Secretary at the following address:

Waddell & Reed Financial, Inc.
6300 Lamar Avenue
Overland Park, KS 66202
Attn: Corporate Secretary

Director Independence

The Board is composed of a majority of directors who satisfy the criteria for independence under the NYSE corporate governance listing standards. In determining independence, each year the Board affirmatively determines, among other items, whether the directors have no direct or indirect material relationship with the Company or any of its subsidiaries pursuant to the NYSE corporate governance listing standards. When assessing the “materiality” of a director’s relationship with the Company, if any, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business, and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. The Board also considers any other relationship that could interfere with the exercise of independence or judgment in carrying out the duties of a director.

Applying these independence standards, the Board has determined that Alan W. Kosloff, Dennis E. Logue, Ronald C. Reimer, William L. Rogers and Jerry W. Walton are all independent directors. After due consideration, the Board has determined that none of these non-management directors have a material relationship with the Company or any of its subsidiaries (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) and they all meet the criteria for independence under the NYSE corporate governance listing standards.

Board Composition and Director Qualifications

The Corporate Governance Committee periodically assesses the appropriate size and composition of the Board, and whether any vacancies on the Board are expected. In the event that vacancies are anticipated or otherwise arise, the Corporate Governance Committee will review and assess potential director candidates. The Corporate Governance Committee utilizes various methods for identifying and evaluating candidates for director. Candidates may come to the attention of the Corporate Governance

Committee through recommendations of Board members, management, stockholders or professional search firms. Generally, director candidates should, at a minimum:

•        Possess relevant business and financial expertise and experience, including a basic understanding of financial statements;

•        Have exemplary character and integrity and be willing to work constructively with others;

•        Have sufficient time to devote to Board meetings and consultation on Board matters; and

•        Be free of conflicts of interest that violate applicable law or interfere with director performance.

In addition, the Corporate Governance Committee seeks director candidates who possess the following qualities and skills:

•        The capacity and desire to represent the interests of the Company’s stockholders as a whole;

•        Occupational experience and perspective that, together with other directors, enhances the quality of the Board;

•        Leadership experience and sound business judgment;

•        Accomplishments in their respective field, with superior credentials and recognition;

•        The ability to contribute to the mix of skills, core competencies and qualifications of the Board through expertise in one or more of the following areas: accounting and finance, mergers and acquisitions, investment management, sales and marketing, business and management, law, academia, strategic planning, investor relations, executive leadership development and executive compensation;

•        Service as a senior officer of, or a trusted advisor to senior management of, a publicly-held company; and

•        Knowledge of the critical aspects of the Company’s business and operations.

The director qualifications set forth above are general in nature and may be modified by the Board or the Corporate Governance Committee from time to time as the Board or the Corporate Governance Committee deems appropriate.

Director Recommendations by Stockholders

In addition to recommendations from Board members, management or professional search firms, the Corporate Governance Committee will consider director candidates properly submitted by stockholders who individually or as a group have beneficially owned at least two percent of the outstanding shares of the Company’s Class A common stock for at least one year prior to the date the recommendation is submitted. Stockholders must submit director candidate recommendations in writing by certified mail to the Company’s Secretary not less than 120 days prior to the first anniversary of the date of the proxy statement relating to the Company’s previous annual meeting. Accordingly, for the 2008 Annual Meeting of Stockholders, director candidates must be submitted to the Company’s Secretary by November 9, 2007. Director candidates submitted by stockholders must contain at least the following information:

•        The name and address of the recommending stockholder;

•        The number of shares of the Company’s Class A common stock beneficially owned by the recommending stockholder and the dates such shares were purchased;

•        The name, age, business address and residence of the candidate;

•        The principal occupation or employment of the candidate for the past five years;

•        A description of the candidate’s qualifications to serve as a director, including financial expertise, and why the candidate does or does not qualify as “independent” under the NYSE corporate governance listing standards;

•        The number of shares of the Company’s Class A common stock beneficially owned by the candidate, if any; and

•        A description of the arrangements or understandings between the recommending stockholder and the candidate, if any, or any other person pursuant to which the recommending stockholder is making the recommendation.

In addition, the recommending stockholder and the candidate must submit, with the recommendation, a signed statement agreeing and acknowledging that:

•        The candidate consents to being a director candidate and, if nominated and elected, he/she will serve as a director representing all of the Company’s stockholders in accordance with applicable laws and the Company’s Certificate of Incorporation and Bylaws;

•        The candidate, if elected, will comply with the Company’s Corporate Governance Guidelines and any other applicable rule, regulation, policy or standard of conduct applicable to the Board and its individual members;

•        The recommending stockholder will maintain beneficial ownership of at least two percent of the Company’s issued and outstanding Class A common stock through the date of the annual meeting for which the candidate is being recommended for nomination and that, upon such candidate’s nomination and election to the Board, the recommending stockholder intends to maintain such ownership throughout the candidate’s term as director; and

•        The recommending stockholder and the candidate will promptly provide any additional information requested by the Corporate Governance Committee and/or the Board to assist in the consideration of the candidate, including a completed and signed Questionnaire for Directors and Officers on the Company’s standard form and an interview with the Corporate Governance Committee or its representative.

For a complete list of the information that must be included in director recommendations submitted by stockholders, please see the “Policy Regarding Director Recommendations By Stockholders” on the “Corporate Governance” page of the “Corporate” section of our website at www.waddell.com. The Corporate Governance Committee will consider all director candidates submitted through its established processes, and will evaluate each of them, including incumbents, based on the same criteria. However, the Corporate Governance Committee may prefer incumbent directors and director candidates who they know personally or that have relevant industry experience and in-depth knowledge of the Company’s business and operations.

The policies and procedures set forth above are intended to provide flexible guidelines for the effective functioning of the Company’s director nomination process. The Board intends to review these policies and procedures periodically and anticipates that modifications may be necessary from time to time as the Company’s needs and circumstances change.

Communications with the Board

Stockholders and other interested parties may communicate with the Board, Board committees, the independent or non-management directors, each as a group, and individual directors by submitting their communications in writing to the attention of the Company’s Secretary. All communications must identify the recipient, author, state whether the author is a stockholder of the Company, and be forwarded to the following address:

Waddell & Reed Financial, Inc.
6300 Lamar Avenue
Overland Park, KS  66202
Attn:  Corporate Secretary

The directors of the Company, including the non-management directors, have directed the Secretary not to forward to the intended recipient any communications that are reasonably determined in good faith by the Secretary to relate to improper or irrelevant topics or are substantially incomplete.

Board Meetings

The Board held six meetings during the 2006 fiscal year. All directors attended at least 75% of the Board meetings. The Board also acted by unanimous written consent on one occasion in 2006. The Company has adopted a Director Attendance Policy to stress the importance of attendance, director preparedness, and active and effective participation at Board and Board committee meetings. All of the directors attended the 2006 Annual Meeting of Stockholders and the 2006 Annual Meeting of Directors.

Additionally, in 2006, the non-management directors held two executive sessions and the independent directors held three executive sessions. Alan W. Kosloff served as chairman of each of these executive sessions.

Chairman of the Board

On January 18, 2007, the Board re-elected Mr. Kosloff, an independent director, to serve as Chairman of the Board and to preside over executive sessions of both the non-management directors and the independent directors.

Board Committees

Standing committees of the Board include the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Executive Committee. Committee members are elected annually by the Board and serve until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.

Upon the recommendation of the Corporate Governance Committee, on January 18, 2007, the Board appointed the following members to serve on these committees:

•                     Audit, comprised of Alan W. Kosloff, Dennis E. Logue and Ronald C. Reimer. Mr. Logue serves as Chairman of the Audit Committee.

•                     Compensation, comprised of Alan W. Kosloff, Ronald C. Reimer, William L. Rogers and Jerry W. Walton. Mr. Reimer serves as Chairman of the Compensation Committee.

•                     Corporate Governance, comprised of Alan W. Kosloff, Dennis E. Logue, Ronald C. Reimer, William L. Rogers and Jerry W. Walton. Mr. Rogers serves as Chairman of the Corporate Governance Committee.

•                     Executive, comprised of Henry J. Herrmann, Alan W. Kosloff and William L. Rogers. Mr. Kosloff serves as Chairman of the Executive Committee.

Audit Committee.   The Audit Committee (1) appoints, terminates, retains, compensates and oversees the work of the independent registered public accounting firm, (2) pre-approves all audit, review and attest services and permitted non-audit services provided by the independent registered public accounting firm,

(3) oversees the performance of the Company’s internal audit function, (4) evaluates the qualifications, performance and independence of the independent registered public accounting firm, (5) reviews external and internal audit reports and management’s responses thereto, (6) oversees the integrity of the financial reporting process, system of internal accounting controls, and financial statements and reports of the Company, (7) oversees the Company’s compliance with legal and regulatory requirements, (8) reviews the Company’s annual and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in periodic reports filed with the SEC, (9) discusses with management earnings press releases, (10) meets with management, the internal auditors, the independent auditors and the Board, (11) provides the Board with information and materials as it deems necessary to make the Board aware of significant financial, accounting and internal control matters of the Company, (12) oversees the receipt, investigation, resolution and retention of all complaints submitted under the Company’s Whistleblower Policy, (13) produces an annual report for inclusion in the Company’s proxy statement, and (14) otherwise complies with its responsibilities and duties as set forth in the Company’s Audit Committee Charter.

The Board has determined that all three members of the Audit Committee satisfy the independence and other requirements for audit committee membership of the NYSE corporate governance listing standards and SEC requirements. The Board has also determined that Messrs. Kosloff, Logue and Reimer have the attributes of an audit committee financial expert as defined by the SEC. The Board determined that these members acquired such attributes through their experience in preparing, auditing, analyzing or evaluating financial statements containing accounting issues as generally complex as the Company’s financial statements, or actively supervising one or more persons engaged in such activities, and their experience of overseeing or assessing the performance of companies and public accountants with respect to the preparation, auditing or evaluation of financial statements. In 2006, the Audit Committee met six times. All of the members attended at least 75% of the Audit Committee meetings. For additional information concerning the Audit Committee, see “Audit Committee Report” set forth below.

Compensation Committee.   The Compensation Committee (1) determines and approves the compensation of the Company’s senior executive officers, including the Chief Executive Officer, (2) reviews and approves the annual performance goals and objectives and rewards outstanding performance of the Company’s senior executive officers, including the Chief Executive Officer, (3) establishes and certifies the achievement of performance goals, (4) oversees the Company’s incentive compensation and other equity-based compensation plans, (5) reviews and approves compensation recommendations for the Company’s non-management directors, (6) assesses the adequacy and competitiveness of the Company’s executive and director compensation programs, (7) reviews and discusses with management the “Compensation Discussion and Analysis” and recommends whether such analysis should be included in the Company’s Annual Report on Form 10-K or proxy statement filed with the SEC, (8) produces an annual report on executive compensation for inclusion in the Company’s proxy statement, and (9) otherwise complies with its responsibilities and duties as set forth in the Company’s Compensation Committee Charter.

Pursuant to its Charter, the Compensation Committee may appoint subcommittees for any purpose that the Compensation Committee deems appropriate and delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate; however, (1) no subcommittee shall consist of fewer than two members, and (2) the Compensation Committee may not delegate to a subcommittee any power or authority required by any law, regulation or corporate governance listing standard to be exercised by the Compensation Committee as a whole.  At this time, the Compensation Committee does not intend to delegate its powers and authority to any subcommittee in the foreseeable future.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of the Chairman of the Board and the Company’s Secretary. Compensation Committee

meetings are regularly attended by several of the Company’s officers, including the Chief Executive Officer. Independent advisors and the Company’s legal, accounting and human resources departments support the Compensation Committee in fulfilling its responsibilities. The Compensation Committee has authority under its Charter to retain, approve fees for, and terminate independent advisors as it deems necessary to assist in the fulfillment of its responsibilities. For more detail on the Compensation Committee, including its role, see “Compensation Discussion and Analysis” and also “Compensation Committee Report” set forth below.

None of the individuals serving on the Compensation Committee has ever been an officer or employee of the Company. The Board has determined that all of the members of the Compensation Committee satisfy the independence requirements of the NYSE corporate governance listing standards. Additionally, all of the members of the Compensation Committee qualify as “non-employee directors” for purposes of SEC requirements, and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.

The Compensation Committee met three times in 2006 to discuss, among other items, the salaries, bonuses and other compensation of the senior executive officers and other key employees of the Company, including the Chairman of the Board and the Chief Executive Officer. The Committee also acted by unanimous written consent on three occasions in 2006. All of the members attended at least 75% of the Compensation Committee meetings.

Corporate Governance Committee.   The Corporate Governance Committee (1) annually reviews the Company’s Corporate Governance Guidelines, (2) assists the Board in identifying, screening and recruiting qualified individuals to become Board members, (3) proposes nominations for Board membership and committee membership, (4) assesses the composition of the Board and its committees, (5) oversees the performance of the Board and committees thereof, and (6) otherwise complies with its responsibilities and duties as set forth in the Company’s Corporate Governance Committee Charter.

The Board has determined that all of the members of the Corporate Governance Committee satisfy the independence requirements of the NYSE corporate governance listing standards. The Corporate Governance Committee met two times in 2006. All of the members attended at least 75% of the Corporate Governance Committee meetings.

Executive Committee.   The Executive Committee may exercise certain powers of the Board between scheduled Board meetings and may perform such duties as the Board may authorize from time to time. The Executive Committee did not meet in 2006.

Compensation of Directors

The Board, upon the recommendation of the Compensation Committee, approves annual compensation for directors who are not officers or employees of the Company or its subsidiaries (the “Outside Directors”). In setting Outside Director compensation, the Compensation Committee considers the significant amount of time that directors spend in fulfilling their duties to the Company, as well as the skill level required of Board members. The Compensation Committee also periodically reviews competitive compensation data and analysis provided by Frederic W. Cook and Co., Inc., the committee’s independent compensation consultant.

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. Outside Directors are not compensated for the execution of written consents in lieu of Board and committee meetings.

Cash Compensation

For 2006, Outside Directors received the following cash compensation:

•        An annual retainer of $50,000, other than the Chairman of the Board, who received an annual retainer of $100,000;

•        Meeting fees of $2,000 for each Board meeting attended; and

•        Meeting fees of $1,500 for each committee meeting attended, other than the Chairman of each committee, who received fees of $3,000 per committee meeting.

The Company also reimburses the Outside Directors for travel and lodging expenses incurred in attending meetings, if any. In 2007, cash compensation paid to each Outside Director will remain the same.

Outside Directors may annually elect to convert all or a portion of their annual cash compensation into restricted shares of our Class A common stock under the Company’s 1998 Non-Employee Director Stock Award Plan, as amended and restated (the “NED Plan”). Equity grants are intended to provide deferred benefits to Outside Directors, increase their beneficial ownership in the Company, and to more closely align their interests with that of our stockholders.

Equity Compensation

Outside Directors are granted 5,000 restricted shares of the Company’s Class A common stock upon their initial election to the Board. Following the first year of service, pursuant to the Stock Incentive Plan, Outside Directors are granted an annual formula-based award consisting of either 4,500 stock options or 1,500 shares of restricted stock, as the Board determines in its discretion. Additionally, the Board may also award Outside Directors stock options or restricted stock on a non-formula basis at such times as it determines appropriate. Restricted shares granted to Outside Directors do not have an exercise price, vest in one-third increments annually, beginning on the second anniversary of the grant date, and are subject to accelerated vesting upon a change of control, death or disability. Outside Directors receive cash dividends, which are factored into the grant date fair value of awards, on their restricted stock at the same rate dividends are paid to stockholders generally. In 2006, Messrs. Kosloff, Logue, Raines, Reimer, Rogers and Walton received $14,133, $11,609, $5,758, $12,107, $12,408 and $8,653, respectively, in dividends on shares of unvested restricted stock.

For 2006, Outside Directors received the following equity compensation:

•        An annual formula-based award of 1,500 shares of restricted stock; and

•        A discretionary award of an additional 2,000 shares of restricted stock, other than the Chairman of the Board, who received a discretionary award of 6,000 shares of restricted stock. For 2007, the discretionary awards granted to Outside Directors will remain the same.

Other Personal Benefits

At their election, Outside Directors and their spouses are eligible to participate in the Company’s group health insurance plan, a portion of the premiums for which are paid by the Company. To date, Messrs. Kosloff, Raines and Reimer have made this election. On certain occasions, an Outside Director’s spouse may accompany the Outside Director on corporate aircraft when the director is attending Board or Committee meetings. No incremental cost is incurred in these situations; however, the value of this benefit (based upon rates established by the Internal Revenue Code) is imputed as income to the Outside Director.

The following table reflects the compensation paid to our Outside Directors for 2006.

2006 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Alan W. Kosloff, Chairman of the Board	$130,000	$152,797	—	—	—	—	$282,797
Dennis E. Logue	$83,000	$133,613	—	—	—	—	$216,613
James M. Raines	$62,000	$74,046	—	—	—	—	$136,046
Ronald C. Reimer	$83,000	$126,363	—	—	—	—	$209,363
William L. Rogers	$65,000	$128,976	—	—	—	—	$193,976
Jerry W. Walton	$69,500	$105,021	—	—	—	—	$174,521

(1)          For 2006, Messrs. Logue, Reimer and Rogers elected to convert $81,000, $81,000 and $63,000, respectively, of their annual cash compensation into restricted stock, and were granted 3,822, 3,822 and 2,973 shares of restricted stock, respectively, on January 3, 2006.

(2)          Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with Financial Accounting Standards Board Statement No. 123 (revised 2004) (“FAS 123(R)),” and includes amounts from awards granted in 2003, 2004, 2005 and 2006. No forfeitures occurred during 2006 and all awards are valued based on the closing market price of the Company’s Class A common stock on the date of grant. Assumptions used in the calculation of these amounts are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007. As of December 31, 2006, Messrs. Kosloff, Logue, Raines, Reimer, Rogers and Walton held 22,110, 19,349, 9,753, 18,357, 19,754 and 13,906 shares of unvested restricted stock, respectively.

(3)          The grant date fair value of equity awards granted in 2006 computed in accordance with FAS 123(R) for Messrs. Kosloff, Logue, Raines, Reimer, Rogers and Walton is $158,925, $155,153, $74,165, $155,153, $137,163 and $74,165, respectively.

(4)          All stock options held by the Outside Directors were fully vested prior to January 1, 2006, and as such, no amount is recognized for financial statement reporting purposes in accordance with FAS 123(R). As of December 31, 2006, Messrs. Raines, Reimer and Rogers held 12,072, 11,371 and 51,467 outstanding options, respectively.

Code of Business Conduct and Ethics

The Board has adopted a Corporate Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The purpose and role of this code is to focus our directors, officers and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and to help enhance and formalize our culture of integrity, honesty and accountability. As required by applicable law, the Company will post on the “Corporate Governance” page of the “Corporate” section of its website at www.waddell.com any amendments or waivers of any provision of this code made for the benefit of executive officers or directors of the Company.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assist it in exercising its responsibilities to the Company and its stockholders. The guidelines address, among other items, director responsibilities, Board committees and non-employee director compensation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires each director, officer and any individual beneficially owning more than 10% of the Company’s Class A common stock to file with the SEC reports of security ownership and reports on subsequent changes in ownership. These reports are generally due within two business days of the transaction giving rise to the reporting obligation.

To the Company’s knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2006.

Certain Relationships and Related Transactions

The Corporate Governance Committee is charged with the responsibility of reviewing and pre-approving all “related-person transactions” (as defined in SEC regulations), and periodically reassessing any related-person transaction entered into by the Company to ensure its continued appropriateness. This responsibility is set forth in the Company’s Corporate Code of Business Conduct and Ethics.

Kurt Sundeen, the brother of John E. Sundeen, Jr., our Senior Vice President and Chief Administrative Officer—Investments, is an employee of the Company. For the 2006 fiscal year, Kurt Sundeen received an aggregate salary and bonus of $142,600, a matching contribution of $5,704 under the Company’s 401(k) and Thrift Plan, and participated in the Company’s active employee flexible benefits plans, which are generally available to all Company employees. Additionally, the Company awarded Mr. Sundeen 2,750 shares of restricted stock in April 2006, and recognized $60,160 for financial statement reporting purposes for the 2006 fiscal year in accordance with FAS 123(R) for awards granted pursuant to the Stock Incentive Plan, including amounts from awards granted in and prior to 2006. The Corporate Governance Committee has reviewed and ratified Kurt Sundeen’s employment in accordance with Company policy.

Compensation Committee Interlocks and Insider Participation

During the 2006 fiscal year, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Company’s Compensation Committee. No current or past executive officers of the Company serve on the Compensation Committee.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

The following table reflects all persons known to be the beneficial owner of more than 5% of the Company’s Class A common stock as of December 31, 2006. Unless otherwise indicated in the footnotes below, “beneficially owned” means the sole power to vote or direct the voting of a security and the sole power to dispose or direct the disposition of a security.

Name and Address	Number of Shares	Percent of Class
Barclays Global Investors, NA. (1) 45 Fremont Street San Francisco, CA 94105	5,005,300	5.95%

(1)          These shares are owned by Barclays Global Investors, NA. and Barclays Global Fund Advisors. The reporting stockholders have sole voting power with respect to 4,724,509 shares and sole dispositive power with respect to 5,005,300 shares. Information relating to these reporting stockholders is based on the stockholders’ Schedule 13G, filed with the SEC on January 23, 2007.

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any filings of Waddell & Reed Financial, Inc. (the “Company”) under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material as filed under the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Waddell & Reed Financial, Inc. Compensation Committee

2006 Members

Ronald C. Reimer, Chairman
Alan W. Kosloff
Jerry W. Walton

COMPENSATION DISCUSSION & ANALYSIS

The following compensation discussion and analysis contains statements regarding future individual and company performance measures, targets and other goals. These goals are disclosed in the limited context of the Company’s executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

Compensation Philosophy and Principles

The Compensation Committee (referred to herein as the “Committee”) acknowledges that the investment management and financial services industry is highly competitive and that experienced professionals have significant career mobility. The Company competes for executive talent with a large number of investment management and financial services companies, some of which are privately owned and others that have significantly larger market capitalization than the Company. We are a smaller company in a highly competitive industry and our ability to attract, retain and reward our named executive officers and other key employees is essential to maintaining the Company’s competitive position in the investment management and financial services industry. The Company’s comparatively smaller size within its industry, geographic location and lean executive management team provides unique challenges in this industry, and therefore, are substantial factors in the design of the executive compensation program. The Committee’s goal is to maintain compensation programs that are competitive within the Company’s industry. Each year, the Committee reviews the executive compensation program with respect to the external competitiveness of the program, the linkage between executive compensation and the creation of stockholder value, and determines what changes, if any, are appropriate.

In determining the form and amount of compensation payable to the Company’s named executive officers, the Committee is guided by the following objectives and principles:

•        Compensation levels should be sufficiently competitive to attract and retain key executives. The Company aims to ensure its executive compensation program attracts, motivates and retains high performance talent and rewards them for the Company achieving and maintaining a competitive position in its industry. Total compensation (i.e., maximum achievable compensation) should increase with position and responsibility.

•        Compensation should relate directly to performance and incentive compensation should constitute a substantial portion of total compensation. The Company aims to foster a pay-for-performance culture, with a majority of total compensation being “at risk.”  Accordingly, a substantial portion of total compensation should be tied to and vary with the Company’s financial, operational and strategic performance, as well as individual performance. Executives with greater roles and the ability to directly impact the Company’s strategic goals and long-term results should bear a greater proportion of the risk if these goals and results are not achieved.

•        Long-term incentive compensation should align executives’ interests with the Company’s stockholders. Awards of equity-based compensation encourage executives to focus on the Company’s long-term growth and prospects and incentivize executives to manage the Company from the perspective of owners with a meaningful stake in the Company, as well at to focus on long-term career orientation.

•        Retirement benefits should comprise an element of executive compensation. The Company provides several retirement benefits designed in combination to provide an appropriate level of replacement income upon retirement. The Committee believes that the Company’s benefits are competitive with its peers and provide additional incentive for strong performance.

The Company’s executive compensation program is designed to reward the achievement of initiatives regarding growth, productivity and people, including:

•        To set, implement and communicate strategies, goals and objectives that ensure growth in sales, assets under management and earnings at rates that are competitive with or greater than our peers, create stockholder value, and focus employees on meaningful actions that position the Company for growth.

•        To recruit, motivate and exhibit leadership that aligns employees’ interests with that of our stockholders.

•        To develop and maintain a profound and dynamic grasp of the competitive environment and position the Company as a competitive force within its industry.

•        To develop business models and systems that seek out strategic opportunities, which benefit the Company and our stockholders.

•        To sustain an investment culture focused on performance and high quality products that benefit mutual fund shareholders and enable the Company to grow assets under management.

•        To implement a culture of compliance and unwavering commitment to operate the Company’s business with the highest standards of professional conduct and compliance.

Compensation Setting Process

Management’s Role in the Compensation-Setting Process

The Company’s Chief Executive Officer, Henry J. Herrmann, provides evaluations of all senior executive officers, including the named executive officers, and recommendations to the Committee regarding base salary levels and the form and amount of the annual incentive bonus and long-term equity award paid to all senior executive officers who report directly to Mr. Herrmann. Additionally, Mr. Herrmann and other officers of the Company regularly attend Committee meetings and upon the Committee’s request, provide compensation and other information to the Committee, including historical and prospective breakdowns of primary compensation components for each executive officer, as well as tally sheets, wealth accumulation analyses and internal pay equity analyses as described below.

Compensation Consultant

The Committee Charter provides the Committee sole authority to retain and terminate any compensation consulting firm or other adviser it deems appropriate. For 2006, the Committee engaged Frederic W. Cook & Co., Inc., a compensation consulting firm independent from management and the Company and which we refer to herein as “FWC,” to review and assess total compensation and individual pay components (i.e., base salary, incentive compensation and long-term equity awards) for all senior executive officers, including the named executive officers, and to provide various compensation analyses requested by the Committee. Specifically, the Committee directed FWC to provide (1) comparative compensation data with respect to the Company’s peer group, including both public and private asset management companies, (2) recommendations regarding the Company’s overall compensation program and executive officers’ pay levels, and (3) an analysis of Mr. Herrmann’s Change in Control Agreement. FWC provides no services to the Company or management and has served as the Committee’s compensation consultant since 2004.

In prior years, FWC has provided comparative compensation data and analysis for our non-employee director compensation program and completed a thorough review and discussion of such compensation in December 2005.

Benchmarking Against Our Peer Group

With the assistance of FWC, the Committee benchmarked the Company’s executive compensation program in 2006 against a broad group of companies in the investment management and financial services industry, including Affiliated Managers Group, Alliance Capital Management, Ameriprise, Blackrock, Calamos Asset Management, Eaton Vance Corp., Federated Investors, Franklin Resources, Gamco Investors, Inc., Janus Capital, Nuveen Investments, Inc. and T. Rowe Price Group. The Company competes for market share, shelf space, mutual fund shareholders and institutional clients, executive talent and employees with each of these 12 publicly traded asset managers. Additionally, this peer group comprises 12 of the 23 companies in the SNL Investment Advisor Index that is used for comparison purposes in the Company’s stock performance graph. The peer group does not include the 11 additional companies comprising the SNL Investment Advisor Index due to their smaller size, business orientation and/or status as a foreign corporation.

The universe of publicly traded asset managers is extremely limited, and although some of the asset managers within our peer group may not be equally comparable with the Company on every business metric, the Company believes this peer group provides the most appropriate and fair comparison group because they are direct competitors of the Company, with lines of business as similar to the Company as possible given the limited number of publicly traded asset managers.

The Committee does not believe that it is appropriate to establish compensation levels based exclusively or primarily on benchmarking to the Company’s publicly traded peers. The Committee looks to external market data as one of several reference points in reviewing and establishing individual pay components and total compensation and ensuring that the Company’s executive compensation is competitive in the marketplace. In addition to reviewing our market positioning against our public competitors, the Committee also reviews competitive compensation information obtained from McLagan Partners’ Investment Management Survey, a widely used and definitive source for compensation information within public and private investment firms. These surveys provide more detailed analysis of compensation for a greater depth of investment management employees than are available for public companies and are specifically focused on the asset management industry.

Compensation Analysis Tools

In addition to the competitive compensation survey information provided by FWC, the McLagan surveys, and the historical and prospective breakdowns of the total compensation components for each executive officer provided by management, the Committee also reviewed compensation tally sheets, wealth accumulation analyses and internal pay equity analyses. The Committee began reviewing tally sheets in 2005 and will continue developing and enhancing these aides if necessary in the future as compensation practices are reviewed and evolve in order to provide the Committee with the most relevant information and analyses practicable.

Determining Compensation Levels

The Committee annually determines targeted total compensation levels, as well as the individual pay components of the named executive officers. In making such determinations, the Committee reviews and considers (1) market survey information for comparable public and private asset managers, (2) recommendations of the Company’s Chief Executive Officer, based on individual responsibilities and performance, (3) historical compensation levels for each named executive officer, (4) industry conditions and the Company’s future objectives and challenges, and (5) overall effectiveness of the executive compensation program.

Historically, executive compensation is generally paid approximately 50% in cash (salary and cash incentive award) and 50% in non-cash items, although this is not due to any specific policy, practice or formula regarding an allocation between cash and non-cash compensation. Nor is there a policy or formula for allocating compensation between different forms of non-cash compensation, outside of the performance-based restricted stock incentive awards. The named executive officers receive approximately 50% of total compensation in base salary and short-term cash incentive award and 50% in long-term incentive awards of restricted stock. As compared to the compensation practices of our peers, our named executive officers are awarded more compensation in the form of long-term equity-based incentive compensation, rather than in base salaries and short-term incentives in order to maximize retention leverage and to focus our executive officers on the long-term success of the Company, although this is not due to any specific formula regarding an allocation between cash and equity incentive awards.

Based upon discussions with FWC, recommendations of the Chief Executive Officer, and upon its own judgment, the Committee approved the base salary, performance-based cash incentive award and performance-based restricted stock incentive award of each named executive officer in 2006. The Committee believes these approved forms and levels of compensation are reasonable, appropriate and in line with the Company’s compensation philosophy and principles.

Compensation decisions regarding executive and director compensation made by the Committee are reported to, and ratified by, the full Board.

Forms of Compensation

Total compensation for the named executive officers consists of one or more of the following components:

•        Base salary

•        Annual performance-based incentive awards

•        Deferred compensation

•        Retirement benefits

•        Personal benefits and other perquisites

None of the named executive officers have an employment agreement dictating the terms of their compensation; however, Mr. Herrmann is a party to a Change in Control Agreement further described below.

Base Salary

Salaries provide executives with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. Base salaries are reviewed annually by the Committee. Generally, base salaries are not based upon specific measures of corporate performance, but are determined by (1) tenure of service, (2) scope and complexity of the position, including current job responsibilities, (3) relative salaries of the Company’s peers, and (4) upon the recommendations of the Chief Executive Officer, including an evaluation of each officer’s individual performance and contribution to the Company’s financial, operational and strategic goals and objectives. Consistent with compensation practices generally applied in the investment management and financial services industry, base salaries generally form a lower percentage of total compensation with a majority of total compensation coming from variable incentive compensation that is tied to Company performance.

The Committee may elect not to increase an executive officer’s annual salary, and has so elected in prior years, in an effort to limit base salary increases and to enforce the philosophy that a majority component of total compensation for executive officers should come from incentive compensation. However, if warranted, the Committee may increase base salary where an executive officer was assigned additional responsibilities or was promoted.

For 2006, the Committee reviewed and approved the base salary of all named executive officers; salaries remained flat, except for the Company’s Chief Marketing Officer, Thomas W. Butch, who received a $50,000 salary increase in conjunction with taking on additional responsibilities with respect to the Company’s proprietary sales efforts.

For a further description of the base salaries paid to the named executive officers in 2006, please refer to the 2006 Summary Compensation Table set forth below.

Annual Performance-Based Incentive Award

An annual performance-based incentive award is paid to each of the named executive officers under the Waddell & Reed Financial, Inc. 2003 Executive Incentive Plan, as amended and restated, which we refer to herein as the “Executive Incentive Plan.”  These awards are designed to help achieve the objectives of the compensation program and may vary significantly from year to year, which stresses that results and contributions in any year affect future years.  The amount of the incentive award is based upon the achievement of pre-established performance goals, which are set by the Committee in the first quarter of each year, and may be made in the form of cash, stock options, restricted stock or a combination thereof, at the discretion of the Committee. In recent years, including in 2006, the incentive award consisted of a (1) cash award, and (2) restricted stock award.  Pursuant to the terms of the Executive Incentive Plan, the Committee may, in its discretion, direct that all or a portion of the cash incentive award be paid in restricted stock or stock options in lieu of cash.

The Committee, in its discretion, designates the senior executive officers of the Company that are eligible to receive incentive awards under the Executive Incentive Plan, as well as sets the percentage of the incentive awards each participant is entitled to earn upon achievement of the performance goals as discussed below. Notwithstanding the foregoing, the Committee may, in its discretion, (1) award compensation absent the attainment of the relevant performance goals, and (2) reduce or eliminate entirely the amount of incentive awards payable to any participant upon attainment of the performance goals, but any such reduction may not increase the awards of another participant. In the event the Committee awards compensation absent the attainment of the relevant performance goals, the award may not be deductible by the Company under Section 162(m) of the Internal Revenue Code. The Committee has not granted an incentive award to any named executive officer absent attainment of the relevant performance goals.

Historically, the Committee has exercised its discretion each year to reduce the amount of incentive awards paid to the named executive officers, with limited exceptions. The Committee, however, does not rely on predetermined formulas, weighted factors or a limited set of criteria in making this decision. In determining whether to reduce the maximum incentive award payable to a named executive officer, or the extent to which the award should be reduced, the Committee considers (1) management’s continuing achievement of its short and long term goals versus its strategic imperatives, (2) the executive officer’s historical and current compensation, including the number of shares of restricted stock or stock options previously granted to the executive officer, (3) the Company’s desired competitive market position, (4) the Company’s relative standing in the industry as a whole, and (5) the achievement of initiatives regarding growth, productivity and people previously discussed above, determined by the business function over which the executive officer has control. In evaluating the achievement of the initiatives regarding growth, productivity and people, the Committee considered the actual results of such initiatives, the extent to which the initiatives were a significant stretch goal for the individual, and whether significant unforeseen obstacles or favorable circumstances altered the expected difficulty of achieving the desired initiatives. The Committee also assessed the level of achievement against the initiatives, including the performance achievement relative to stockholder value.

In addition to the above factors, when determining whether to reduce Mr. Herrmann’s incentive awards, the Committee considered his leadership and personal performance, execution of the Company’s business plan, experience, the Company’s financial results, strategic results, operating results, growth in EPS, size and complexity of business, the strengthening of the Company’s competitive position, and an analysis of the competitiveness of Mr. Herrmann’s total compensation.

2006 Awards

For 2006, performance-based incentive awards were based on bonus pool formulas determined pursuant to the terms of the Executive Incentive Plan. The size of the bonus pool available for cash incentive awards was based upon 4% of the Company’s 2006 “adjusted operating income,” defined as net income increased by interest expense, federal, state and local income taxes, executive cash incentive bonuses, extraordinary or non-recurring losses and losses from publicly-disclosed acquisitions in 2006 (of which there were none) and decreased by gains from such acquisitions (of which there were none), for a total of $6,542,560 for 2006. Operating income is used by the Company and investors as a measure of the Company’s underlying profitability and fluctuates with the Company’s performance, which in turn creates a bonus pool that moves with the Company’s performance. It is adjusted to exclude these items in order to provide a measure of performance that reflects the influence and contributions of each executive on a relatively equal basis, excluding items that, for example, may be influenced by the business decisions of one executive more than others, or that are not indicative of our business and economic trends. This results in a measure of our executive officers’ management of the Company’s operating business as a whole. In setting the discretionary 4% threshold, the Committee considered (1) industry practice, (2) recommendations of the compensation consultant regarding the performance measure and industry practice, (3) the number of executive officers participating in the Executive Incentive Plan, and (4) historical operating results and cash incentive awards granted in prior years. The Committee determined that a threshold of 4% would reflect industry standards, adequately fund potential bonuses at the Company’s targeted market positioning goals, and provide sufficient capacity to reward superior performance, when and if achieved.

Restricted stock incentive awards were based upon the attainment of a 40% “adjusted return on equity” or “adjusted ROE” defined as stockholders’ equity increased by executive cash incentive bonuses, extraordinary or non-recurring losses, and losses from publicly-disclosed acquisitions in 2006 (of which there were none), and decreased by extraordinary or non-recurring losses and gains from publicly disclosed acquisitions in 2006 (of which there were none). Return on equity is a measure of how well the Company uses stockholders’ equity to generate net income. Upon the attainment of a 40% adjusted ROE, 420,000 shares of the Company’s Class A common stock were eligible for issuance from the restricted stock bonus pool. In setting the discretionary 40% of adjusted return on equity threshold and the 420,000 share threshold, the Committee considered (1) adjusted return on equity for the industry and our peers, (2) the number of executive officers participating in the Executive Incentive Plan, (3) historical equity incentive awards, and (4) expected difficulty of achieving the desired results.

The Committee determined the maximum percentages of the bonus pools each executive was eligible to receive relative to each individual’s contributions and responsibilities; individuals with increased ability to directly impact the Company’s performance were allocated larger percentages because they bear a greater proportion of the risk that compensation will decrease if the Company’s goals are not attained. For 2006, the Committee designated the named executive officers, those being Messrs. Herrmann, Connealy, Avery, Butch and Schulte, as eligible to earn 30%, 10%, 15%, 15% and 10%, respectively, of the cash bonus pool and restricted stock pool, with the remaining 20% to be allocated to other participants in the Executive Incentive Plan. For 2006, the Company paid aggregate cash incentive awards of $4,450,000 to the seven senior executive officers participating in the Executive Incentive Plan, with Messrs. Herrmann, Connealy, Avery, Butch and Schulte, receiving awards of $1,950,000, $350,000, $600,000, $500,000 and $400,000, respectively. Consistent with recent historical practice, the Committee reduced each of Messrs. Herrmann, Connealy, Avery, Butch and Schulte’s award from the maximum amount each individual was eligible to receive by approximately 0.6%, 46%, 39%, 49% and 39%, respectively. Furthermore, the Committee did not direct that any portion of the cash incentive award be paid in restricted stock or stock options in lieu of cash.

The Committee believes that restricted stock awards must be sufficient in size to provide a strong, long-term performance and retention incentive for executives, and to increase their vested interest in the Company. The Company granted aggregate restricted stock incentive awards of 236,000 shares to the seven senior executive officers participating in the Executive Incentive Plan, with Messrs. Herrmann, Connealy, Avery, Butch and Schulte, receiving awards of 56,000, 25,000, 40,000, 40,000 and 25,000 shares, respectively. Consistent with recent historical practice, the Committee exercised its discretion and reduced the amount of the restricted stock award from the maximum amount each named executive officer was eligible to receive. Accordingly, each of Messrs. Herrmann, Connealy, Avery, Butch and Schulte’s restricted stock award was reduced by approximately 55%, 40%, 37%, 37% and 40%, respectively. All restricted stock incentive awards granted pursuant to the Executive Incentive Plan are awarded from the shares reserved for issuance under the Stock Incentive Plan, as proposed to be amended in this Proxy Statement. For a further discussion of these awards, please refer to “Equity Compensation Program” set forth below.

The Committee elected to reduce both the cash incentive awards and the restricted stock incentive awards based on the factors described above. Additionally, with respect to Mr. Herrmann, the Committee elected to award a larger cash incentive award and less restricted stock than in prior years due to (1) Mr. Herrmann’s current ownership interest in the Company’s stock, (2) the short length of time before Mr. Herrmann becomes eligible for normal retirement, and (3) the four year vesting schedule for equity compensation awards.

The Committee believes that the structure and ultimate payout amounts of the performance-based incentive awards are appropriate to attract, retain and reward the named executive officers, are competitive with those offered by our asset management peers, provide a strong, long-term performance and retention incentive, support a pay-for-performance culture, and increase the named executive officers’ vested interest in the Company. For a further description of the cash incentive award and restricted stock incentive award paid to each of the named executive officers in 2006, please refer to the 2006 Summary Compensation Table set forth below.

Equity Compensation Program

The Company maintains an equity compensation program for its executive officers, including the named executive officers, and other key employees, in order to attract and retain employees who contribute to the Company’s success, to provide incentives that enhance job performance, and to enable those persons to participate in the long-term success of the Company. In recent years, these awards have been in the form of restricted stock, and to a lesser extent, non-qualified stock options.

In response to emerging changes in the area of accounting for stock compensation and to position the Company competitively with its peers, beginning in December 2002, the Committee began granting time-vested restricted stock in lieu of stock options under its equity compensation program. Previously, stock options were granted with an exercise price equal to 100% of the closing sale price of the Company’s Class A common stock on the grant date, and typically vested in one-third increments annually, beginning on the second anniversary of the grant date.

The Committee anticipates granting restricted stock awards in lieu of stock options for the foreseeable future. The Committee believes restricted stock awards are more effective than stock options in achieving the Company’s compensation objectives, as restricted stock is subject to less market volatility and, depending on the total number of shares granted, is potentially less dilutive to the Company’s stock. Employees realize immediate value as restricted stock awards vest, with the value increasing as the Company’s stock performance increases. Additionally, cash dividends are paid on all outstanding awards of restricted stock as an additional element of compensation and to provide employees incentive to sustain or increase Company performance.

The Committee sets the exercise price, if any, of restricted stock in its discretion and restricted stock awards typically vest in one-third increments annually, beginning on the second anniversary of the grant date. To date, the Committee has not granted any awards of restricted stock with an exercise price. All restricted stock awards are classified in the Company’s financial statements as equity awards.

On April 25, 2005, the Committee approved the accelerated vesting of all then outstanding unvested options previously awarded to the named executive officers, as well as all other directors, employees and financial advisors. This resulted in the accelerated vesting of 624,267 options, 447,497 of which were “in-the-money” options having an exercise price less than the $18.10 closing price of the Company’s Class A common stock on April 25, 2005. All of the “in-the-money” options were held by the Company’s executive officers and directors and were the only options held by such persons. The decision to accelerate the vesting of these options was based on the belief that it was in the best interest of the stockholders to reduce future non-cash compensation expense that would have been recorded in future periods upon the Company’s adoption of FAS 123(R) in the first quarter of 2006. The Company began applying the expense recognition provisions of FAS 123(R) effective January 1, 2006.

Although the Company has not issued stock options as a form of compensation since December 2001, the Company continues to honor its annual contractual obligations under the Company’s Stock Option Restoration Program, which we refer to herein as the “SORP.”  The SORP is a feature contained in the Company’s equity compensation plans allowing for the use of this feature on the first trading day of August of each year. Pursuant to the SORP, participants exercising stock options by making payment of the exercise price with previously owned Company common stock are entitled to receive an additional stock option award equal to the sum of the number of shares exchanged in payment of the exercised stock option and the number of shares surrendered to cover the associated tax liabilities, if any. In 2006, the Committee issued stock options for an aggregate of 7,410 shares of common stock, all of which were granted to eight participants in the SORP. None of the named executive officers are currently eligible to participate in the SORP, and no stock options have been granted to these officers since December 2001.

The Committee has approved, and will continue to approve, all grants of equity compensation. Although Company management, including the Chief Executive Officer, makes recommendations to the Committee from time to time about the form and amount of equity incentive awards to be granted to Company employees, such awards are approved by the Committee. The Committee does not expect to delegate such approval authority to the Company’s executive officers or any subcommittee in the foreseeable future. The Company does not have a formal policy with respect to granting equity compensation, whether such grants involve stock options or restricted stock. The Company also does not have a formal policy on timing equity compensation grants in connection with the release of material non-public information to affect the value of compensation. The Committee determines the grant date of all equity awards; the Company’s executive officers may not unilaterally select the grant date of awards. In February 2006, at the same time the Committee approved the 2006 performance goals, the Committee set the grant date for the named executive officers’ 2006 restricted stock incentive awards as December 2006. These restricted stock awards were granted on December 29, 2006, the last business day of the year and the last day of the performance period for which they were earned. Restricted stock awards for all other awardees are awarded on the first business day of April, excluding April 1st. The named executive officers receive their restricted stock incentive awards in December, in lieu of April, for administration purposes only.

Notwithstanding the foregoing, grants of equity awards have been made in months other than December and April on a very limited basis, but these occurrences did not involve grants to executive officers as an isolated group. In the event that material non-public information becomes known to the Committee prior to granting equity awards, the Committee will take the existence of such information under advisement and make an assessment in its business judgment whether to delay the grant of the equity award in order to avoid any impropriety. The Committee sets the exercise price, if any, of equity awards, which will be equal to the closing market price of the Company’s Class A common stock on the grant date.

Retirement Benefits

The Company provides retirement benefits through the Waddell & Reed Financial, Inc. Retirement Income Plan, as amended, which we refer to herein as the “Pension Plan” and the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan, as amended, which we refer to herein as the “401(k) Plan.”  These plans are designed in combination, along with the Supplemental Executive Retirement Plan discussed below, to provide an appropriate level of replacement income upon retirement.

For a description of material plan provisions and further information on pension payments to the named executive officers upon their retirement, please refer to “Pension Benefits” below.

401(k) Plan

The Company maintains a 401(k) Plan for all employees, including the named executive officers, as an additional source of retirement income. In 2006, the Company made discretionary matching contributions (subject to highly compensated employee limits set by the Internal Revenue Code) to the 401(k) Plan in an amount equal to 100% of the participant’s contribution up to the first 3% of his or her salary and 50% of the participant’s contribution up to an additional 2% of his or her salary. All of the named executive officers participated in the 401(k) Plan in 2006. Accordingly, the Company made matching contributions equal to $8,800 for each of Messrs. Herrmann, Avery, Butch, Connealy and Schulte in 2006.

The Company believes that the retirement benefits provided by the Pension Plan and the 401(k) Plan provide a balanced and adequately competitive retirement program.

Deferred Compensation

The Company maintains the Supplemental Executive Retirement Income Plan, as amended and restated (the “SERP”) to supplement retirement income and the Portfolio Manager’s Deferred Compensation Plan, as amended and restated (the “Portfolio Managers Plan”), pursuant to which participants may defer all or a portion of their annual cash compensation.

Qualified retirement programs such as the Pension Plan and the 401(k) Plan produce inequitable results for executives due to limitations in the Internal Revenue Code on the amount of compensation that can be used to determine benefits under those plans. The Company adopted the SERP to supplement the annual pension paid to executive officers under the Pension Plan and to provide participants with a level of opportunity and benefits that approximates that of all other employees, who are not subject to the income limitations of the Company’s tax-qualified plans, receive relative to their level of income, to retain executive talent and to maintain a competitive total compensation package. The Portfolio Managers Plan was implemented to help retain investment management talent and focus participants on the Company’s long-term success.

For a description of material plan provisions and further information on SERP benefits payable to Mr. Herrmann and benefits under the Portfolio Managers Plan payable to Mr. Avery, please refer to “Non-Qualified Deferred Compensation Plans” set forth below.

Personal Benefits and Other Perquisites

The named executive officers are eligible to participate in the Company’s active employee flexible benefits plans, which are generally available to all Company employees. Under these plans, all employees are entitled to medical, vision, life insurance, long-term disability coverage, and post-retirement medical benefits until age 65. Additionally, all of the Company’s employees are entitled to vacation, sick leave and other paid holidays, and may be eligible for severance payments under a severance pay plan. The Committee believes that the Company’s commitment to provide the employee benefits summarized above recognizes that the health and well-being of the Company’s employees contribute directly to a productive and successful work life that enhances results for the Company and its stockholders.

The Company provides all employees with (1) life insurance coverage equal to two times the sum of the employee’s current base salary plus last year’s bonus/commissions, up to a maximum of $2 million in coverage, and (2) long-term disability coverage equal to 60% of the employee’s current base salary, up to a maximum annual benefit of $240,000. However, Mr. Herrmann’s life insurance coverage under the Company’s general program is limited to $50,000 and is supplemented by an endorsement style split-dollar insurance policy, to provide Mr. Herrmann with competitive benefits and replace coverage that is not offered to him under the Company’s group life insurance program. This policy is owned, and the premiums are paid, by the Company (with the beneficiary selected by Mr. Herrmann in the event of his death prior to a termination of his service) and is governed by an agreement that entitles Mr. Herrmann to elect to have the policy transferred to him following a termination of employment for any reason other than for cause or death, provided that Mr. Herrmann pays to the Company the aggregate premiums that the Company has paid on the policy. In the event the policy remains in force until Mr. Herrmann’s death, the Company is entitled to receive, out of the proceeds of this policy, all Company-paid premiums. Mr. Herrmann is not entitled to any interest in the cash surrender value of this policy.

For further information on the premiums paid on Mr. Herrmann’s insurance policy, please refer to the 2006 Summary Compensation Table set forth below.

In addition to the personal benefits discussed above, the named executive officers receive the following perquisites:

Company Aircraft

Pursuant to the Company’s Aircraft Policy, the named executive officers and other management employees are provided use of Company aircraft for business purposes. Additionally, pursuant to an executive security program established by the Committee and approved by the Board, the Company encourages Mr. Herrmann to use Company aircraft for personal as well as business travel when practicable. Except for Mr. Herrmann, generally, no other named executive officer is provided use of Company aircraft for personal travel. The methodology used to determine the Company’s incremental cost for personal aircraft usage is set forth in footnote 5(d) of the 2006 Summary Compensation Table below.

Company Vehicles

The Company provides company-owned vehicles to each of the named executive officers. The full cost of these vehicles, including the depreciation, fuel, insurance, maintenance costs, registration and title fees, and property taxes is reported in the 2006 Summary Compensation Table and the value of this benefit (based upon rates established by the Internal Revenue Code) is imputed as income to each of the named executive officers.

Other Perquisites

The Company also provides the named executive officers (1) an allowance of up to $10,000 for financial counseling services, which may include financial, estate and/or tax planning, and tax preparation assistance, (2) reimbursement of country club membership dues, (3) an annual executive physical, and (4) certain tax gross-up payments relating to taxable values imputed to the named executive officers for personal use of Company aircraft, as that use is defined by the Internal Revenue Code guidelines. For further information on perquisites received by the named executive officers in 2006, please refer to the “All Other Compensation” column of the 2006 Summary Compensation Table set forth below.

The Committee has determined to offer the above-described personal benefits and perquisites in order to attract and retain the named executive officers by offering compensation opportunities that are competitive with the Company’s peers. The Committee believes these benefits and perquisites provide a more tangible incentive than an equivalent amount of cash compensation. In determining total compensation payable to the named executive officers for a given fiscal year, the Committee considers these benefits and perquisites. However, as these benefits and perquisites represent a relatively insignificant portion of the named executive officers’ total compensation, they do not materially influence the Committee’s decision in setting such officers’ total compensation.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation the Company may deduct for federal income tax purposes in any one year with respect to the Company’s Chief Executive Officer and the next four most highly compensated officers, which we referred to herein as the “Covered Employees.”  However, performance-based compensation that meets certain requirements is excluded from this $1,000,000 limitation.

In reviewing the effectiveness of the executive compensation program, the Committee considers the anticipated tax treatment to the Company and to the named executive officers of various payments and benefits. However, the deductibility of certain compensation payments depends upon the timing of an executive’s vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the Committee’s control. For these and other reasons, including to maintain flexibility in compensating the named executive officers in a manner designed to promote varying corporate goals, the Committee will not necessarily, or in all circumstances, limit executive compensation to that which is deductible under Section 162(m) of the Internal Revenue Code and has not adopted a policy requiring all compensation to be deductible.

The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. To this end, the Committee annually establishes performance criteria in an effort to ensure deductibility of the cash and restricted stock incentive awards made under the Executive Incentive Plan. Base salary does not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. In 2006, all compensation paid to the Covered Employees was deductible by the Company.

Change in Control Agreement with the Chief Executive Officer

In December 2001, the Company entered into a Change in Control Agreement with the Company’s Chief Executive Officer, Henry J. Herrmann. Except for Mr. Herrmann, none of the other named executive officers are a party to a change in control agreement.

The Change in Control Agreement provides for what is commonly referred to as a “double-trigger,” which requires that both (1) a “change in control,” and (2) the termination of Mr. Herrmann’s employment must occur before Mr. Herrmann receives any benefits under the agreement. This allows the Company and management to focus on accomplishing its goals in conjunction with the change in control without incurring any costs unless Mr. Herrmann is thereafter terminated.

In 2006, the Committee reviewed the terms and conditions of Mr. Herrmann’s Change in Control Agreement and determined that it was in the best interest of the stockholders to maintain this agreement in light of Mr. Herrmann’s depth of knowledge, experience and tenure with the Company, his status as an leader within the Company and the industry, and the need to ensure stable management during any potential change in control. The Committee believes that the agreement permits Mr. Herrmann to focus his attention and energy on the Company’s business without any distractions regarding the effects of a potential effect of a change in control, and assists the Company in maximizing stockholder value by allowing Mr. Herrmann to participate in an objective review of any proposed transaction and whether such proposal is in the best interest of the stockholders.

For a further description of the Change in Control Agreement and potential payments thereunder, see “Potential Payments Upon Termination or Change In Control” set forth below.

Executive Compensation in 2007

In December 2006, the Committee approved the executive officers’ 2007 salaries, including the named executive officers, with increases ranging from 0% to 19% to provide more competitive cash compensation. The Committee increased Mr. Herrmann’s 2007 salary as a result of its decision to begin awarding him more cash compensation and less equity compensation as previously discussed.

On February 22, 2007, the Compensation Committee approved the 2007 performance goals pursuant to which performance-based incentive awards will be awarded to executive officers participating in the Executive Incentive Plan. These awards will be based on a cash bonus pool and a restricted stock bonus pool that will be calculated in the same manner as awards granted for 2006, and each participant will be eligible to receive the same maximum percentage of such pools as was assigned to the executive in 2006. See “2006 Awards” above for further information on the methodology under which 2007 awards will be calculated.

The Committee intends to continue its strategy of compensating the Company’s named executive officers through programs that emphasize performance-based incentive compensation, fostering a pay-for-performance culture. To that end, a majority of executive compensation will continue to be tied to Company and individual performance, while maintaining an appropriate balance between cash and non-cash compensation.

The foregoing discussion primarily describes the compensation philosophies, principles and practices the Committee utilized in setting executive compensation for the 2006 fiscal year. In the future, as the Committee continues to review each element of the executive compensation program, these philosophies, principles and practices may change.

2006 EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes total compensation paid or earned by our named executive officers who served in such capacities during 2006.

The named executive officers were not entitled to receive payments characterized as “Bonus” payments for the 2006 fiscal year. Amounts reflected under “Non-Equity Incentive Plan Compensation” are performance-based incentive awards determined by the Compensation Committee on December 29, 2006, based on performance goals set in February 2006. Based on the grant date fair value of equity awards granted in 2006 and the base salary of such officers, the named executive officers’ aggregate base salaries accounted for approximately 19% of their total compensation, while incentive compensation (cash and equity) accounted for approximately 74% of their total compensation.

2006 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Henry J. Herrmann, Chief Executive Officer	2006	$800,000	—	$1,648,032	—	$1,950,000	$114,034	$517,861	$5,029,927
Daniel P. Connealy, SVP and Chief Financial Officer	2006	$350,000	—	$208,588	—	$350,000	$33,934	$30,204	$972,726
Michael L. Avery, SVP and Chief Investment Officer	2006	$425,000	—	$455,537	—	$600,000	$49,023	$22,229	$1,551,789
Thomas W. Butch, SVP and Chief Marketing Officer	2006	$400,000	—	$594,059	—	$500,000	$21,163	$34,543	$1,549,765
Daniel C. Schulte, SVP and General Counsel	2006	$362,600	—	$559,769	—	$400,000	$11,529	$25,196	$1,359,094

(1)             Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), and includes amounts from awards granted in 2002, 2003, 2004, 2005 and 2006. No forfeitures occurred during 2006, and all awards are based on the closing market price of the Company’s Class A common stock on the date of grant, as applicable. Assumptions used in the calculation of these amounts are set forth in footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007. Dividends are paid on awards of restricted stock at the same rate as is paid to all stockholders generally, which was $0.15 per share quarterly in 2006. Restricted stock awards vest in 1/3 increments annually beginning on the second anniversary of the grant date, and are subject to accelerated vesting upon a change of control, death or disability, and for awards granted prior to January 1, 2006, upon normal retirement.

(2)             All stock options held by the named executive officers were fully vested prior to January 1, 2006, and as such, no amount is recognized for financial statement reporting purposes in accordance with FAS 123(R).

(3)             Represents the cash incentive awards made under the Executive Incentive Plan, which is discussed in further detail under “2006 Awards” set forth above in the “Compensation Discussion and Analysis.”

(4)             Represents the actuarial increase in the present value of the named executive officers’ benefits under the Company’s Pension Plan, which were determined based on a retirement age of 65, UP94 mortality rates - projected to 2005 using Schedule AA set forth in Internal Revenue Ruling 2001-62, and other assumptions set forth in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the

SEC on March 1, 2007, and includes amounts that the named executive officer may not currently be entitled to receive because such amounts are not vested.

(5)             Represents the following, including the aggregate incremental cost to the Company of all perquisites or personal benefits:

(a)           Amounts for executive financial, tax or estate planning of $27,775, $2,825 and $3,017 for Messrs. Herrmann, Connealy and Butch, respectively.

(b)          Country club membership dues of $7,677, $7,273 and $3,501 for Messrs. Herrmann, Connealy and Butch, respectively.

(c)           Convention allowance of $2,721 and $2,145 for Messrs. Butch and Schulte.

(d)          Amounts for personal use of Company aircraft for Mr. Herrmann of $34,327. The value of personal aircraft usage reported above is based on the Company’s direct operating costs. This methodology calculates our aggregate incremental cost based on the average weighted variable cost per hour of flight for fuel/oil expenses, mileage, trip-related maintenance, crew travel expenses, landing fees and other miscellaneous variable costs. Since the Company’s aircraft are used primarily for business travel, this methodology excludes fixed costs which do not change based on usage, such as pilot salaries, the cost of the aircraft, depreciation and administrative expenses. On certain occasions, an executive’s spouse or other family member may accompany the executive on a flight when such person is invited to attend the event for appropriate business purposes. No additional direct operating cost is incurred in such situations under the foregoing methodology; however, the value of personal use of Company aircraft (based upon rates established by the Internal Revenue Code) is imputed as income to the named executive officer, including Messrs. Butch and Schulte in 2006.

(e)           Amounts for personal use of a Company provided automobile, including mileage, fuel, maintenance, insurance and property tax, registration and title fees of $12,582, $11,306, $13,429, $11,688 and $11,852 for Messrs. Herrmann, Connealy, Avery, Butch and Schulte, respectively.

(f)            Tax gross-up payments made by the Company of $4,816 and $2,399 on behalf of Messrs. Butch and Schulte, respectively, related to taxable values imputed to such persons for personal use of Company aircraft as determined for income tax purposes pursuant to Internal Revenue Code guidelines.

(g)           Company contributions to the Company 401(k) Plan for Messrs. Herrmann, Connealy, Avery, Butch and Schulte of $8,800 each.

(h)          A supplemental split-dollar life insurance policy premium paid by the Company on behalf of Mr. Herrmann of approximately $65,607.

(i)             Company contributions of $361,093 to Mr. Herrmann’s SERP account.

The value of personal use of Company provided automobiles and corporate aircraft (based upon rates established by the Internal Revenue Code), and direct costs of executive financial, tax or estate planning, country club membership dues, convention allowance, Mr. Herrmann’s split-dollar life insurance policy and tax gross-up payments are imputed to the named executive officers, as applicable, and included as taxable income on their W-2. Each named executive officer is responsible for paying income tax on such amounts.

Grants of Plan-Based Awards

The following table reflects estimated possible payouts under equity and non-equity incentive plans to the named executive officers during 2006. The Company’s equity and non-equity incentive awards are granted to participants of the Executive Incentive Plan based upon pre-established performance goals set annually by the Compensation Committee with a performance period equal to the fiscal year for which the performance goals are set. The Executive Incentive Plan is an annual plan; both equity and non-equity incentive plan awards are determined, paid (in the case of non-equity incentive awards) and granted (in the case of equity incentive awards) in the same fiscal year that such awards were earned. The named executive officers are eligible to earn a maximum equity and non-equity incentive award for the fiscal year, calculated as certain percentages of the cash bonus pool and the restricted stock bonus pool assigned to each named executive officer. For 2006, Messrs. Herrmann, Connealy, Avery, Butch and Schulte were eligible to receive a maximum of 30%, 10%, 15%, 15% and 10% of each bonus pool. Dividends are paid on awards of restricted stock at the same rate as is paid to all stockholders generally, which was $0.15 per share quarterly in 2006. For more detailed information regarding incentive plan awards earned by the named executive officers, please refer to “2006 Awards” set forth in the “Compensation Discussion and Analysis” above.

2006 GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated Possible PayoutsUnder			Estimated Possible Payouts			All Other Stock Awards:	All Other Option Awards:		Grant Date Fair
		Non-Equity Incentive Plan Awards			Under Equity Incentive Plan Awards			Number of Shares	Number of Securities	Exercise or Base	Value of Stock and
	Grant	Thres- hold	Target	Maximum	Thres- hold	Target	Maximum	of Stock or Units	Underlying Options	Price of Option	Option Awards
Name	Date	($)	($)	($)(1)	(#)	(#)	(#)(2)	(#)(3)	(#)	($/Sh)	($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Henry J. Herrmann	04/02/06 12/29/06				0	63,000	126,000	100,000	—	—	$2,310,000 1,532,160

		$0	$981,384	$1,962,768
Daniel P. Connealy	04/02/06 12/29/06				0	21,000	42,000	26,298	—	—	$607,484 684,000
		$0	$327,128	$654,256
Michael L. Avery	04/02/06 12/29/06				0	31,500	63,000	30,000	—	—	$693,000 1,094,400
		$0	$490,692	$981,384
Thomas W. Butch,	04/02/06 12/29/06				0	31,500	63,000	31,731	—	—	$732,986 1,094,400
		$0	$490,692	$981,384
Daniel C. Schulte	04/02/06 12/29/06				0	21,000	42,000	25,000	—	—	$577,500 684,000
		$0	$327,128	$654,256

(1)             Represents the maximum non-equity incentive award each named executive officer was eligible to receive for 2006 under the percentage assigned to each such officer for the cash bonus pool. For 2006, Messrs. Herrmann, Connealy, Avery, Butch and Schulte earned non-equity incentive plan awards of $1,950,000, $350,000, $600,000, $500,000 and $400,000, respectively. These awards are reported in the “Non-Equity Incentive Plan Compensation” column of the 2006 Summary Compensation Table set forth above.

(2)             Represents the maximum equity incentive award each named executive officer was eligible to receive for 2006 under the percentage assigned to each such officer for the restricted stock bonus pool. For 2006, Messrs. Herrmann, Connealy, Avery, Butch and Schulte earned equity incentive plan awards of 56,000, 25,000, 40,000, 40,000 and 25,000 shares, respectively. These shares vest in 1/3 increments annually beginning on the second anniversary of the grant date, and are subject to accelerated vesting upon a change of control, death or disability, and for awards granted prior to January 1, 2006, upon normal retirement.

(3)             Represents shares of restricted stock that were earned by the named executive officers for 2005 performance and previously reported in the 2005 Summary Compensation Table in the Company’s 2006 Proxy Statement as compensation paid to the named executive officers for 2005 (other than for Mr. Schulte, who was not a named executive officer in 2005). Pursuant to the performance goals adopted by the Compensation Committee in March 2005, the satisfaction of which were certified by the Compensation Committee in December 2005, these shares were awarded on April 2, 2006, vest in 1/3 increments annually beginning on the second anniversary of the grant date, and are subject to accelerated vesting upon a change of control, death or disability.

(4)             Represents the full grant date fair value determined pursuant to FAS 123(R) as reflected in the Company’s financial statements, based on the number of shares of restricted stock granted and the closing market price of the Company’s Class A common stock on the grant date, which was $23.10 for awards granted on April 2, 2006 and $27.36 for awards granted on December 29, 2006.

Outstanding Equity Awards At Fiscal Year-End

The following table reflects outstanding stock options and shares of restricted stock held by the named executive officers as of December 31, 2006.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expira-tion Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Henry J. Herrmann	146,475 61,550 29,640 108,000 64,746 53,871 7,746 51,671 18,315 4,454 155,313	—	—	$14.6250 14.6250 15.3333 16.8333 16.8333 18.00 18.00 18.00 18.00 18.00 18.00	12/15/09 12/17/08 03/03/09 12/11/09 12/09/10 12/17/08 12/09/10 12/11/09 12/15/09 03/03/09 03/05/08	50,000 (3) 75,000 (4) 100,000 (5) 56,000 (6)	$1,368,000 2,052,000 2,736,000 1,532,160	—	—
Daniel P. Connealy	0	—	—	—	—	13,512 (4) 26,298 (5) 25,000 (6) 3,333 (7)	$369,688 719,513 684,000 91,191	—	—
Michael L. Avery	35,000	—	—	$16.8333	12/11/09	13,333 (3) 20,000 (4) 30,000 (5) 40,000 (6) 7,500 (8)	$364,791 547,200 820,800 1,094,400 205,200	—	—
Thomas W. Butch	10,000 4,785	—	—	$16.8333 18.00	12/11/09 12/11/09	19,532 (3) 32,277 (4) 31,731 (5) 40,000 (6)	$534,396 883,099 868,160 1,094,400	—	—
Daniel C. Schulte	1,000	—	—	$16.8333	12/11/09	20,932 (3) 30,000 (4) 25,000 (5) 25,000 (6)	$572,700 820,800 684,000 684,000	—	—

(1)             All outstanding stock options held by the named executive officers are fully vested. All of Mr. Herrmann’s outstanding stock options have been transferred to his personal trust, other than for value, for estate planning purposes.

(2)             All of Mr. Herrmann’s unvested shares of restricted stock have been transferred to his personal trust, other than for value, for estate planning purposes.

(3)             These shares will vest in 50% increments on April 2nd of 2007 and 2008.

(4)             These shares will vest in 1/3 increments on April 2nd of 2007, 2008 and 2009.

(5)             These shares will vest in 1/3 increments on April 2nd of 2008, 2009 and 2010.

(6)             These shares will vest in 1/3 increments on December 29th of 2008, 2009 and 2010.

(7)             These shares will vest in 50% increments on June 1st of 2007 and 2008.

(8)             These shares will vest on March 17, 2007.

Option Exercises and Stock Vested

The following table reflects shares of restricted stock held by the named executive officers that vested during 2006. None of the named executive officers exercised any stock options during 2006.

2006 OPTION EXERCISES AND STOCK VESTED TABLE

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Henry J. Herrmann	—	—	50,478	$1,274,578
Daniel P. Connealy	—	—	1,667	$37,591
Michael L. Avery	—	—	14,167	$322,983
Thomas W. Butch	—	—	17,449	$435,797
Daniel C. Schulte	—	—	17,704	$439,792

(1)          The number of shares received by Messrs. Herrmann, Avery, Butch and Schulte upon vesting of these awards, net of shares withheld by the Company to cover associated tax liabilities, were 29,556, 9,713, 11,577 and 12,138 shares, respectively. Mr. Connealy elected to pay the tax liabilities associated with the vesting of his awards in cash.

Pension Benefits

The Company’s Retirement Income Plan, as amended (the “Pension Plan”) is a tax-qualified, non-contributory pension plan that covers all eligible employees of the Company who are 21 years of age or older and have one or more years of credited service. Benefits payable are based on a participant’s years of credited service and their highest average earnings in any five consecutive years during the last ten years of service prior to retirement, or their “5-year average earnings.”  The retirement benefit amount payable upon normal retirement is calculated as (1) 2% of a participant’s 5-year average earnings for each year of credited service (up to a maximum of 30 years), plus (2) 1% of a participant’s 5-year average earnings for each additional year of credited service in excess of 30 years (up to a maximum of ten years); this amount is then reduced by a social security offset.

Earnings used to determine benefits include the amount shown in the “Salary” column of the 2006 Summary Compensation Table, but excludes all other elements of compensation and, for 2006, may not exceed $220,000 per year (as adjusted for inflation) pursuant to limitations under the Internal Revenue Code. Because of this limitation, the compensation used to determine benefits payable under the Pension Plan for each of the named executive officers is $220,000.

Benefits under the Pension Plan vest 100% after five years, and are payable monthly for the retiree’s lifetime beginning at age 65, or in a reduced amount as early as age 55 with at least ten years of credited service. Mr. Herrmann is currently eligible for early retirement under the Pension Plan. The early retirement reduction is 1/180th for each of the first 60 months preceding age 65, and 1/360th for each additional month.

Upon a participant’s retirement, benefits under the Pension Plan may be paid (1) as an annuity, which provides reduced benefits during the retiree’s lifetime with continuing benefits to a surviving spouse or other beneficiary, or (2) in a lump sum, which provides for an immediate lump sum equal to the actuarial value of the retiree’s future benefits in lieu of receiving those benefits over their lifetime.

Messrs. Herrmann, Avery, Butch, Connealy and Schulte are credited with 33, 25.65, 7, 2.7 and 8.63 years of service, respectively. Under the Pension Plan, participants cannot be credited with years of service in excess of their actual years of service with the Company.

The following table reflects the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such officer, under the Pension Plan. These benefits were determined using a retirement age of 65, UP94 mortality rates - projected to 2005 using Schedule AA set forth in Internal Revenue Ruling 2001-62, and other assumptions set forth in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007. Benefits reflected below are estimates; the actual benefit payable is determined upon retirement or termination from the Company.

2006 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)

Henry J. Herrmann	Pension Plan	33	$1,166,636	$0
Daniel P. Connealy	Pension Plan	2.7	$83,950	$0
Michael L. Avery	Pension Plan	25.65	$488,948	$0
Thomas W. Butch	Pension Plan	7	$110,671	$0
Daniel C. Schulte	Pension Plan	8.63	$79,298	$0

Nonqualified Deferred Compensation

SERP

The Waddell & Reed Financial, Inc. Supplemental Executive Retirement Plan, as amended and restated (the “SERP”) is a non-qualified defined contribution deferred compensation plan that provides benefits to certain senior executive officers that are precluded under the Pension Plan and the 401(k) Plan. Currently, Mr. Herrmann is the only executive eligible to participate in the SERP.

Under the SERP, each calendar year the Compensation Committee credits a participant’s SERP account with (1) an amount equal to 4% of his or her base salary, less the amount of the maximum annual employer matching contribution that could be made on the participant’s behalf under the 401(k) Plan, and (2) a non-formula discretionary contribution, as determined by the Compensation Committee in its discretion, which could be zero. In 2006, the Compensation Committee elected to make a $337,093 non-formula discretionary contribution to Mr. Herrmann’s SERP account; however, the Compensation Committee does not intend to make such contributions in the foreseeable future. Additionally, each calendar year, a participant’s SERP account is credited (or charged) with an amount equal to the performance of certain hypothetical investment vehicles since the last preceding year. These hypothetical investment vehicles are generally available to Company employees participating in the 401(k) Plan. Upon a participant’s separation, or at such other time based on a pre-existing election by a participant, benefits accumulated under the SERP are payable in installments or in a lump sum.

Portfolio Managers Plan

Under the Portfolio Managers Deferred Compensation Plan, as amended and restated (the “Portfolio Managers Plan”), designated portfolio managers and assistant portfolio managers are required to defer

30% of their annual cash bonus into selected hypothetical investment vehicles, which must include one or more of the mutual funds or series of mutual funds managed by the participant, and may include other equity or fixed income funds managed by the Company. Under the terms of the plan, participants’ accounts are annually credited (or charged) with an amount equal to the performance of the selected hypothetical investment vehicles since the last preceding year. Except as otherwise provided in the plan, cash bonus awards deferred under the plan are not forfeitable unless the participant is terminated by the Company for cause. Generally, amounts deferred under the plan and not previously withdrawn are payable in a lump sum within 90 days upon a participant’s retirement, total disability, death, resignation or termination without cause. “Retirement” means the date of a participant’s resignation on or after the later of his or her 55th birthday or the third anniversary of participation in the plan. Additionally, participants may elect in-service withdrawals beginning in the fourth plan year. All distributions and withdrawals under the plan will be made in cash or other property at the plan administrator’s discretion. Mr. Avery, the Company’s Chief Investment Officer, is also a portfolio manager for several of the Company’s mutual funds, and as such, participated in this plan in prior years. Beginning in 2007, Mr. Avery will not make any future deferrals under or into this plan. Except for Mr. Avery, none of the other named executive officers participate in the Portfolio Managers Plan.

The following table reflects nonqualified deferred compensation payable to the named executive officers under the SERP and the Portfolio Managers Plan, as applicable.

2006 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (4)
(a)	(b)	(c)	(d)	(e)	(f)

Henry J. Herrmann	—	$361,093	$118,862	$0	$3,266,677
Daniel P. Connealy	—	—	—	—	—
Michael L. Avery	$150,000	—	$81,557	$140,941	$481,681
Thomas W. Butch	—	—	—	—	—
Daniel C. Schulte	—	—	—	—	—

(1)          Represents 30% of Mr. Avery’s 2005 cash incentive award, which he contributed/deferred into the Portfolio Managers Plan in March 2006. Mr. Avery earned this cash incentive award in 2005, but the award was not paid until March 2006. The full amount of the award was reported in the “Bonus” column of the 2005 Summary Compensation Table in the Company’s 2006 Proxy Statement.

(2)          Represents the Company’s 2006 contribution to Mr. Herrmann’s SERP account, which is included in the “All Other Compensation” column of the 2006 Summary Compensation Table set forth above.

(3)          Represents aggregate earnings on selected hypothetical investment vehicles.

(4)          Represents accumulated account values (including gains and losses) as of December 31, 2006.

Potential Payments Upon Termination or Change in Control

Change In Control Agreement

In December 2001, the Company entered into a Change in Control Agreement with Mr. Henry J. Herrmann. Mr. Herrmann’s agreement has an initial term of three years that automatically renews for one year terms thereafter, absent 90 days written notice from the Company. The agreement requires both a

“change in control” and the termination of Mr. Herrmann’s employment before Mr. Herrmann receives any benefits under the agreement.

Pursuant to the agreement, if a “change in control” occurs, and Mr. Herrmann’s employment is terminated within two years thereafter (1) by the Company without “cause,” or (2) by Mr. Herrmann with “good reason” (which includes his resignation for any reason during the 30-day period immediately following the six-month anniversary of a “change in control”), Mr. Herrmann will receive:

•        All earned or accrued compensation through the termination date (the “Accrued Obligations”);

•        A lump sum cash payment equal to 2.99 times his base salary and annual bonus;

•        All vested equity-based awards granted under the Company’s stock incentive plans, which will be exercisable for the remainder of their respective terms;

•        Continuation of benefits for Mr. Herrmann and his dependents under the Company’s insurance and benefit plans for three years;

•        A pro rata payment of his target annual cash incentive bonus as of the termination date;

•        An amount equal to the excess of the actuarial equivalent of the benefits he would have received under the Company’s Pension Plan and SERP had his employment with the Company continued for three years after the date of termination over the actuarial equivalent of his benefits actually paid or payable under such plans;

•        Outplacement services; and

•        A gross-up payment to pay for any applicable excise taxes on excess parachute payments paid to Mr. Herrmann.

In addition, the Company will pay or provide Mr. Herrmann any other amounts or benefits required to be paid or provided or that he is eligible to receive under any other plan, program, policy, practice, contract or agreement of the Company in accordance with the applicable terms of the arrangement, such as the accelerated vesting of restricted stock pursuant to the change of control provisions of the Stock Incentive Plan (the “Other Benefits”). The Other Benefits payable to Mr. Herrmann are quantified in column (c) to the table below, unless they are available under arrangements that do not discriminate in favor of executive officers of the Company and are available generally to all salaried employees.

Upon a termination due to Mr. Herrmann’s death or “disability” he, or his representative, will receive the Accrued Obligations, the Other Benefits, and the pro rata portion of his annual bonus as of the date of his death or “disability” calculated on the basis of the bonus that would have been paid to Mr. Herrmann had he remained employed for the entire year, payable at the time annual bonuses for the year are otherwise paid to active employees. Had Mr. Herrmann’s employment terminated due to death or “disability” on December 31, 2006, the bonus payable to him would be $1,950,000.

Upon a termination of employment for any other reason (other than on account of death or “disability”) following a “change in control,” Mr. Herrmann will receive only the Accrued Obligations and Other Benefits.

Generally, under the agreement, a “change in control” will be deemed to have occurred:

•        When any person acquires 20% or more of the voting power of the Company;

•        If, during any period of two consecutive years, a majority of the Board members change, unless the new directors are elected or recommended by at least two-thirds of the existing Board members; or

•        Upon the acquisition of the Company.

“Cause” means Mr. Herrmann:

•        Materially engaged in willful misconduct or dishonesty;

•        Was convicted of a felony; or

•        Materially breached the agreement.

“Good reason” means:

•        A material diminution in Mr. Herrmann’s position or title or in the nature of his responsibilities or authority;

•        A reduction in his compensation or benefits or the failure of the Company to increase his compensation at a rate commensurate with that of other senior executive officers of the Company;

•        Relocating Mr. Herrmann;

•        The Company materially breaching the agreement; or

•        Mr. Herrmann’s resignation of employment with the Company for any reason during the 30-day period immediately following the six-month anniversary of the “change in control.”

“Disability” means

•        Incapacity due to physical or mental illness in accordance with the Company’s long term disability plan causing Mr. Herrmann to be absent from the full-time performance of his duties; and

•        His failure to return to full-time performance of his duties within 30 days of receiving written notice of his termination due to disability.

The agreement also incorporates a confidentiality agreement applicable during the term of his employment and following his termination. Pursuant to the confidentiality agreement, Mr. Herrmann agrees to hold in confidence and not disclose any confidential information and not use any confidential information without the written consent of the Company, except as may be required to fulfill his duties to the Company.  A breach of the confidentiality agreement could result in a “cause” termination.

Accelerated Vesting of Restricted Stock

The restricted stock awards granted to the named executive officers under the Stock Incentive Plan provide for accelerated vesting upon a “change in control” (as defined above) or a “potential change in control” (as defined below) unless otherwise determined by the Compensation Committee prior to such “change in control” or “potential change in control,” whether or not the named executive officer’s employment terminates. Restricted stock awards also vest upon the death or “disability” of a named executive officer, and awards granted prior to January 1, 2006 vest upon “normal retirement” from the Company. For purposes of the equity awards granted under the Stock Incentive Plan:

•        “Disability” means total and permanent disability as determined under the Company’s long term disability plan;

•        “Normal retirement” means retirement from active employment with the Company, any subsidiary, and any affiliate on or after age 65; and

•        “Potential change in control” means (1) the entry into an agreement by the Company, the consummation of which would result in a “change in control” as defined above, or (2) the acquisition of securities of the Company representing five percent or more of the combined voting power of the Company’s outstanding securities by any person or group (other than the Company, its subsidiaries, or an employee benefit plan of the Company) and the adoption by the Board of a resolution that a “potential change in control” occurred for purposes of the Stock Incentive Plan.

The value of shares of restricted stock that would vest upon a “change in control,” “potential change in control,” death, “disability,” or “normal retirement” (for awards granted prior to January 1, 2006) is quantified in the table below, assuming the triggering event occurred on December 31, 2006.

Severance Plan

In addition, the named executive officers are potentially eligible to receive certain severance benefits under the Company’s Severance Pay Plan for Home Office Employees (the “Severance Plan”) if they are involuntarily terminated due to a corporate realignment, downsizing or other event that the Company, in its sole discretion, determines is a qualifying event for purposes of the Severance Plan. Named executive officers who receive severance under the Severance Plan will be entitled to periodic payment of their base pay for no fewer than 12 weeks and no more than 52 weeks. In addition, the Severance Plan provides that the Company will continue to make the employer contribution under the Company’s health plan for the applicable severance period, the employee will receive payment for any unused vacation, and the Company may provide, in its discretion, career transition services.

Other

Mr. Herrmann is a participant in the SERP, as described above, and has elected to receive his SERP benefit in a single lump sum payment following his termination of employment. The  balance of Mr. Herrmann’s account under the SERP as of December 31, 2006 is disclosed above in column (f) of the 2006 Nonqualified Deferred Compensation Table set forth above. Mr. Avery is a participant in the Portfolio Managers Plan, the material terms of which are described above. If Mr. Avery is terminated on December 31, 2006 due to “total disability,” “retirement” or death (or if he resigns other than upon “retirement” or is terminated by the Company without “cause” and the Company determines in its sole discretion that his account will not be forfeited) he would receive the balance of his account in a single lump sum payment. The balance of Mr. Avery’s account under the Portfolio Managers Plan as of December 31, 2006 is disclosed in column (f) of the 2006 Nonqualified Deferred Compensation Table set forth above.

The table below quantifies (1) severance amounts payable and the value of benefits available pursuant to Mr. Herrmann’s Change in Control Agreement upon a termination without “cause” by the Company or for “good reason” by Mr. Herrmann following a “change in control” [column (a)], (2) amounts payable and the value of benefits available pursuant to the Severance Plan if a named executive officer is involuntarily terminated due to a corporate realignment, downsizing or other event that the Company, in its sole discretion, determines is a qualifying event for purposes of the Severance Plan, [column (b)] (3) the value of restricted stock vesting upon a “change in control,” “potential change in control,” death or “disability” for purposes of the Stock Incentive Plan [column (c)], and (4) the value of restricted stock vesting upon “normal retirement” for purposes of the Stock Incentive Plan [column (d)], all of which assume that the applicable triggering event occurred on December 31, 2006 and where applicable, are based on a stock price of $27.36, the closing market price of the Company’s Class A common stock on December 29, 2006. Benefits reflected below are estimates; the actual benefit payable is determined upon termination.

	Payments and Benefits under Change in Control Employment Agreement ($)(1)	Payments and Benefits under Severance Plan ($)(2)(3)(4)	Change in Control Events, Death, or Disability Pursuant to Stock Incentive Plan ($)(5)	Normal Retirement Pursuant to Stock Incentive Plan ($)(6)
	(a)	(b)	(c)	(d)
Henry J. Herrmann
Change in Control Severance	$8,222,500
Severance Plan Benefits		$0
Health Benefits and Perquisites	471,054 (7)
Pro Rata Bonus	1,950,000
Additional Retirement Benefits	212,100
Outplacement	160,000
280G Gross Up	0
Vesting of Restricted Stock			$7,688,160	$3,420,000
Total	$11,015,654
Daniel P. Connealy
Severance Plan Benefits		$154,808
Medical and Dental Benefits		1,290
Accrued Vacation		26,923
Career Transition Services		70,000
Equity Compensation Vesting			$1,864,392	$460,879
Total		$253,021
Michael L. Avery
Severance Plan Benefits		$343,269
Medical and Dental Benefits		4,962
Accrued Vacation		40,865
Career Transition Services		85,000
Equity Compensation Vesting			$3,032,391	$1,117,191
Total		$474,096
Thomas W. Butch
Severance Plan Benefits		$176,923
Medical and Dental Benefits		4,188
Accrued Vacation		30,769
Career Transition Services		80,000
Equity Compensation Vesting			$3,380,054	$1,417,494
Total		$291,880
Daniel C. Schulte
Severance Plan Benefits		$146,434
Medical and Dental Benefits		3,824
Accrued Vacation		27,892
Career Transition Services		72,520
Equity Compensation Vesting			$2,761,500	$1,393,500
Total		$250,670

(1)          Quantifies only benefits payable upon termination without “cause” by the Company or for “good reason” by Mr. Herrmann under the Change in Control Agreement following a “change in control” (the maximum benefits payable under this agreement). Payments triggered upon a termination of employment under this agreement would also include the amount set forth in column (c), which is triggered only by a change of control.

(2)          Mr. Herrmann is not eligible to receive severance benefits under the Severance Plan. Severance Plan Benefits for Messrs. Connealy, Avery, Butch and Schulte are equal to 23, 42, 23 and 21 weeks of base pay, respectively, in accordance with the normal payroll practices of the Company.

(3)          Reflects Career Transition Services equal to 20% of each named executive officer’s base salary. Pursuant to the Severance Plan, Career Transaction Services may be offered in the sole discretion of the Company. Consequently, these amounts may not be payable even if the named executive officer is otherwise eligible for benefits under the Severance Plan.

(4)          For Accrued Vacation, these amounts reflect the maximum number of vacation days each Messrs. Connealy, Avery, Butch and Schulte could have accrued in 2006, which is equal to 20, 25, 20 and 20 days, respectively.

(5)          Includes for Messrs. Herrmann, Connealy, Avery, Butch and Schulte 281,000, 68,143, 110,833, 123,540 and 100,932 shares of unvested restricted stock, respectively, held as of December 31, 2006.

(6)          Includes for Messrs. Herrmann, Connealy, Avery, Butch and Schulte 125,000, 16,845, 40,833, 51,809 and 50,932 shares of unvested restricted stock, respectively, granted prior to January 2, 2006 held as of December 31, 2006. These shares are also included in the share amounts and values reported in column (c).

(7)          Represents the aggregate cost for three years of benefits and includes estimated annual amounts for life insurance benefits ($65,763), the use of corporate aircraft ($34,327), financial planning expenses ($27,775) as well as medical benefits, additional travel expenses, personal use of a Company provided automobile, club dues and an annual executive physical. The total annual cost to the Company for continuation of benefits for Mr. Herrmann and his dependents under the Company’s insurance and benefit plans is $157,018.

PROPOSAL NO. 2

AMENDMENT TO THE WADDELL & REED FINANCIAL, INC. 1998 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED, TO ELIMINATE (1) THE ABILITY TO GRANT INCENTIVE STOCK OPTIONS UNDER THE PLAN, (2) THE TEN-YEAR TERM OF THE PLAN, WHICH IS SCHEDULED TO EXPIRE ON MARCH 1, 2008, AND (3) THE COMPANY’S ABILITY TO ADD BACK TO THE POOL OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN ANY SHARES OF THE COMPANY’S COMMON STOCK THAT ARE TENDERED IN PAYMENT OF THE EXERCISE PRICE, APPLICABLE TAXES AND COMMISSIONS IN EXERCISING AN OPTION UNDER THE STOCK OPTION RESTORATION PROGRAM.

General

The Stock Incentive Plan was originally adopted in 1998 to enable the Company to attract, motivate, reward and retain key personnel by being able to offer competitive levels of equity incentives. The Stock Incentive Plan currently has 30,000,000 shares of our Class A common stock reserved for issuance. As of December 31, 2006, the Company has granted stock options and restricted stock for 12,830,588 and 5,322,830 net shares, of our Class A common stock, respectively, under the plan and there remains 11,846,582 shares of our Class A common stock available for future awards under the plan. No stock appreciation rights or deferred stock have been granted under the plan. The closing sale price of the Company’s Class A common stock on February 22, 2007 was $26.02.

Purpose of the Amendment

Our continued success depends to a substantial degree on our ability to attract and retain qualified personnel to conduct our fund management and investment advisory business. The market for fund managers, analysts and financial advisers is extremely competitive and has grown more so in recent periods because of the growth in the industry. Our Board believes this amendment is necessary to assure that an adequate number of shares of our common stock will be available in order to provide appropriate incentives to our personnel and to remain competitive in the marketplace.

The current term of the Stock Incentive Plan is scheduled to terminate on March 1, 2008. Pursuant to this proposal, the stated ten-year term of the plan is proposed to be eliminated to allow the Company to continue to grant equity incentive awards of our Class A common stock that remain reserved (the “Pool of Reserved Shares”) for issuance under the plan. THIS PROPOSAL DOES NOT CONTEMPLATE INCREASING, AND WE ARE NOT SEEKING APPROVAL TO INCREASE, THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN.

The initial ten-year term of the plan was required in part because of the ability to grant Incentive Stock Options (“ISOs”) under the plan. However, the Company has not granted any ISOs under the plan and has no intent to do so in the future. Consequently, pursuant to this proposal, the Company is further proposing to eliminate the ability to grant ISOs under the plan, thereby further supporting the elimination of the ten-year term of the plan.

To comply with the NYSE rules regarding formula-based plans, the Company is further proposing to delete the plan provision authorizing the Company to add back to the Pool of Reserved Shares any shares of the Company’s Class A common stock that are tendered in payment of the exercise price, applicable taxes and commissions in exercising an option granted under the plan’s SORP.

If the proposed Amendment to the Stock Incentive Plan is not approved, the Company’s ability to utilize the remaining shares reserved for issuance under the plan will terminate on March 1, 2008. FAILURE OF THE STOCKHOLDERS TO APPROVE THIS PROPOSAL WILL NOT AFFECT THE RIGHTS OF EXISTING HOLDERS OR THE AWARDS PREVIOUSLY GRANTED, OR TO BE GRANTED PRIOR TO MARCH 1, 2008, UNDER THE STOCK INCENTIVE PLAN.

Summary

A summary of the principal features of the Stock Incentive Plan is provided below, but is qualified in its entirety by reference to the full text of the Stock Incentive Plan, together with the proposed First Amendment to the Stock Incentive Plan, both of which are set forth on Appendix A to this Proxy Statement. Stockholders are being requested to approve only the First Amendment to the Stock Incentive Plan attached as Appendix A.

Administration.   The Compensation Committee of the Board administers the Stock Incentive Plan, except for the limited discretion reserved to the full Board with respect to the grant of formula and non-formula-based awards of stock options and restricted stock to the outside directors. Under the plan, the Compensation Committee has the authority to grant stock options, stock appreciation rights, restricted stock, deferred stock awards and performance-based cash and stock awards. In particular, the Compensation Committee has the authority to select the individuals to whom awards are granted, to grant any combination of awards to participants and to determine the terms and conditions of any awards, subject to the provisions of the Stock Incentive Plan.

Stock Subject to the Plan.   The total number of shares of Class A common stock reserved for issuance under the Stock Incentive Plan is 30,000,000. If shares subject to any award are forfeited or the award otherwise terminates, those shares are returned to the pool of shares reserved for issuance under the plan. As proposed and subject to stockholder approval, the Company’s current ability to add back to the Pool of Reserved Shares any shares of the Company’s Class A common stock that are tendered in payment of the exercise price, applicable taxes and commissions in exercising an option granted under the SORP would be eliminated.

In the event of a merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure that affects the Company’s Class A common stock, an appropriate adjustment will be made to (1) the aggregate number of shares reserved for issuance under the plan, (2) the number and exercise price of shares subject to outstanding stock options under the plan, (3) the number of shares subject to restricted stock or deferred stock awards granted under the plan, (4) the aggregate number of shares available for issuance to a participant in a calendar year, and (5)  the number and exercise price, if any, of shares to be granted as director stock options and director restricted stock awards each year.

Eligibility.   The officers, outside directors, key employees and consultants of the Company and its subsidiaries are all eligible to participate in the plan. Currently, there are approximately 434 individuals eligible to receive awards under the plan.

Performance Awards.   The Compensation Committee may grant performance-based stock options and stock appreciation rights (“SARs”) to the Chief Executive Officer and the other four most highly compensated Company executives (the “Covered Employees”) without the Company being subject to the $1 million deductibility limit under Section 162(m) of the Internal Revenue Code. Stock options and SAR awards qualify as performance-based compensation if the option price (in the case of a stock option award) or the base price (in the case of a SAR award) is at least equal to the fair market value of the Company’s Class A common stock on the grant date of the award.

The Compensation Committee may grant performance-based restricted stock and deferred stock awards to Covered Employees without being subject to the $1 million deductibility limit under Section 162(m) of the Internal Revenue Code. Restricted stock and deferred stock awards to Covered Employees qualify as performance-based compensation if, generally, the grant, vesting or payment of such awards are contingent on the achievement of one or more pre-established performance goals. In accordance with Section 162(m) of the Internal Revenue Code, the Compensation Committee will use one or more of the following business criteria (including or excluding extraordinary and/or non-recurring items to be determined by the Compensation Committee in advance) for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria) in establishing performance goals for restricted stock and deferred stock awards: earnings per share; increase in revenues; increase in cash flow; increase in cash flow return; return on net assets; return on assets; return on investment; return on capital; return on equity; economic value added; operating margin; contribution margin; net income; pre-tax earnings; pre-tax earnings before interest, depreciation and amortization; pre-tax operating earnings after interest expense and before incentives, service fees and extraordinary or special items; operating income; total stockholder return; debt reduction; and any of the above goals determined on an absolute or relative basis, or as adjusted in any manner which may be determined in the discretion of the Compensation Committee, or as compared to the performance of a published or special index deemed applicable by the Compensation Committee. This index may include the Standard & Poor’s 500 Stock Index or a group of peer companies. Achievement of performance goals is measured over a performance period of up to ten years, as specified by the Compensation Committee. Performance goals are established not later than 90 days (or, for performance periods of less than 1 year, the passage of 25% of the performance period) after the beginning of any performance period applicable to such performance award, or at such other date required or permitted for “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

At the end of the performance period, the Compensation Committee will determine the amount, if any, of a performance award payable to a Covered Employee. Performance awards are settled in cash, shares of Class A common stock or other awards or property, as determined in the sole discretion of the Compensation Committee. The Compensation Committee may, in its discretion, reduce the amount of a performance award, but may not exercise discretion to increase the amount of the performance award.

The Compensation Committee may accelerate, waive or modify any term or condition of a performance award that is not mandatory under the plan, except to the extent such acceleration, waiver or modification would cause a performance award not to comply with Section 162(m) of the Internal Revenue Code.

Limits.   Generally, employees may not receive under the Stock Incentive Plan awards of stock options or SARs relating to more than 3,750,000 shares, or restricted stock or deferred stock awards relating to more than 1,250,000 shares, in any calendar year.

Stock Options for Employees and Consultants.   Currently, the Compensation Committee has authority to grant to any eligible participant non-qualified stock options (“NQSOs”), ISOs or both types of stock options; however, ISOs can only be issued to employees. No ISOs have been granted under the Stock Incentive Plan. As proposed and subject to stockholder approval, the ability to grant ISO’s would be eliminated from the Stock Incentive Plan.

Subject to the provisions of the Stock Incentive Plan, the Compensation Committee determines the exercise price, the terms of exercise and other conditions of stock options; provided, that, such exercise price may not be less than the fair market value of the Company’s Class A common stock on the date of grant. Stock options may be exercised in whole or in part at any time during the option period, by giving notice of exercise to the Company specifying the number of shares to be purchased. Shares of Class A common stock will be issued pursuant to the exercise of a stock option only upon the Company’s receipt of the full payment price of the exercised shares. The Compensation Committee will determine the acceptable forms of payment for the exercise of stock options, including permitting “cashless exercises.”

The Compensation Committee may include in the grant of any NQSO a “stock option restoration feature” whereby if an optionee exercises a NQSO on a designated date by making payment with previously owned Class A common stock of the Company, an additional NQSO will automatically be granted to the optionee (a “Restoration Option”) for the number of shares exchanged in payment of the NQSO, plus the number of shares (if any) withheld or sold to cover income and employment taxes (plus any selling commissions) with respect to such original exercise. The exercise price of the Restoration Option is equal to the fair market value of the Company’s Class A common stock on the date the NQSO is exercised. Generally, a Restoration Option is exercisable six months from the date of grant and has the same expiration date as the original NQSO not to exceed ten years and two days from the date of grant. No new Restoration Options will be granted (unless required by the terms of current outstanding options).

Outside Director Stock Options and Restricted Stock.   The Stock Incentive Plan provides that the Board may award stock options and restricted stock on a formula and non-formula basis to outside directors of the Company. All stock options granted to outside directors of the Company under the plan must be NQSOs. The plan provides for (1) formula-based awards each calendar year to the outside directors, consisting of either 4,500 stock options or 1,500 shares of restricted stock, as the Board determines in its discretion, and (2) non-formula-based awards of stock options or restricted stock to the outside directors in such amounts, and at such times, as determined by the Board in its discretion. Formula-based option awards must have an exercise price equal to the fair market value of the Company’s Class A common stock on the date of grant and become fully exercisable six months after the date of grant and remain exercisable for a term of ten years and two days from the date of grant. Non-formula-based option awards must have an exercise price equal to the fair market value of the Company’s Class A common stock on the date of grant, and such options may not vest until six months after the date of grant and have an option term as determined by the Board. The Board sets the exercise price, if any, of restricted stock and the times such restricted stock is subject to forfeiture in its discretion.

Outside director stock options may be exercised in whole or in part at any time during the option period, by giving notice of exercise to the Company specifying the number of shares to be purchased. Shares of Class A common stock will be issued pursuant to the exercise of a stock option only upon the Company’s receipt of the full payment price of the exercised shares. The Compensation Committee determines the acceptable forms of payment for the exercise of stock options, including permitting “cashless exercises.”

Outside director stock options are not transferable other than by will or by the laws of descent and distribution, except that the Compensation Committee may permit transfers that do not result in accelerated taxation and that are otherwise appropriate and desirable. Currently, the Company has six outside directors eligible to receive stock options and restricted stock awards under the Stock Incentive Plan.

Stock Appreciation Rights.   SARs may be granted in conjunction with the grant of stock options under the plan. Upon the exercise of a SAR, optionees are entitled to receive an amount in cash or Class A common stock of the Company equal in value to the increase in the value of the shares covered by the SAR since the date of grant. The Compensation Committee determines the times and conditions under which SARs may be exercised, subject to the provisions of the plan.

Restricted Stock.   Restricted stock may be granted either alone or in addition to other awards granted under the plan. The Compensation Committee determines who is eligible to receive restricted stock awards, the number of shares awarded, the exercise price, if any, of such shares, the terms of forfeiture and transferability, and all other conditions of restricted stock awards. The Compensation Committee may waive or accelerate any restrictions placed on restricted stock awards in its discretion.

Deferred Stock Awards.   Deferred stock may be granted either alone or in addition to other awards granted under the plan. The Compensation Committee determines who is eligible to receive deferred stock awards, the number of shares awarded, the vesting period of such shares and all other conditions of deferred stock awards. The Compensation Committee may waive or accelerate the vesting period of any deferred stock award in its discretion.

Amendment and Termination.   At any time, (1) the Board may amend, alter or discontinue the plan and amend the terms of any outside director stock option or restricted stock award outstanding under the plan, and (2) the Compensation Committee may amend the terms of any other outstanding award under the plan. However, no such actions may be taken that would adversely affect the rights of any participant under an outstanding award without their consent. Amendments may be made without stockholder approval except as required to satisfy Section 162(m) of the Internal Revenue Code, stock exchange listing requirements or other applicable law or regulatory requirements.

The Stock Incentive Plan is scheduled to expire on March 1, 2008. The Company is seeking stockholder approval to eliminate the term of the Stock Incentive Plan so that the Company can continue to grant equity awards from the remaining shares reserved for issuance under the plan to attract, motivate, reward and retain key personnel beyond March 1, 2008. As proposed and subject to stockholder approval, the Stock Incentive Plan would have no scheduled termination date.

Change of Control.   In the event of (1) a Change of Control, unless otherwise determined by the Compensation Committee at or after grant, but prior to the occurrence of such Change of Control, or (2) a Potential Change of Control, only if and to the extent so determined by the Compensation Committee at or after grant, (a) all outstanding stock options and SARs, if any, become immediately exercisable, (b) the restrictions and deferral limitations applicable to outstanding restricted stock awards and deferred stock awards, if any, lapse and the shares in question fully vest, and (c) the value of awards, to the extent determined by the Compensation Committee, will be settled on the basis of the highest price paid (or offered) during the preceding 60-day period, as determined by the Compensation Committee. In the sole discretion of the Compensation Committee, such settlements may be made in cash, stock, or other property.

Federal Income Tax Consequences

Incentive Stock Options.   Income is not recognized by a participant for federal income tax purposes upon the grant or exercise of an ISO. However, the excess of the fair market value of shares received upon the exercise of an ISO over the option price for such shares is an item of adjustment for the optionee for purposes of the alternative minimum tax. Generally, the optionee’s basis in the shares received upon the exercise of an ISO is equal to the exercise price of such shares. If the optionee holds such shares for at least one year after exercise and two years after the grant of the option, the optionee will recognize capital gain or loss upon sale of the shares equal to the excess of the amount realized on such sale over the exercise price. Generally, if the shares are not held for that period of time, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares. Any additional gain realized by the optionee upon such disposition will be a capital gain.

Generally, the Company is not entitled to a deduction upon the exercise of an ISO by an optionee. However, if the optionee disposes of such shares less than one year following exercise or two years after grant of the option, the Company may deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

Non-Qualified Stock Options.   Income is not recognized by a participant for federal income tax purposes upon the grant of a NQSO. Upon exercise of a NQSO, the optionee recognizes income equal to the excess of fair market value of the shares received over the exercise price. The income recognized upon the exercise of a NQSO will be considered compensation subject to withholding. The Company receives a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee.

Generally, the optionee’s basis in the shares received upon the exercise of a NQSO is equal to the exercise price of such shares plus any income recognized by the optionee upon exercise of the NQSO. If an optionee thereafter sells the shares acquired, any amount realized over the basis of such shares will constitute capital gain to the optionee for federal income tax purposes.

Restricted Stock.   Income is not recognized by a holder of restricted stock for federal income tax purposes upon the grant of restricted stock until the first taxable year in which the stock is either transferable or no longer subject to a substantial risk of forfeiture, whichever is earlier. At that time, the holder recognizes income equal to the excess of the fair market value of the shares received with respect to which the restrictions have lapsed (with such value determined as of the date the stock became transferable or no longer subject to a substantial risk of forfeiture) over the price paid, if any, for such restricted stock. Such income is considered compensation subject to withholding.

A holder of restricted stock may make an election under Section 83(b) of the Internal Revenue Code, to include in income in the year the restricted stock is issued the excess of fair market value of the shares received over the price paid for the restricted stock. This election must be made within thirty days after the restricted stock is transferred to the holder. In the event the election is made and the restricted stock is later forfeited, the holder is not allowed a deduction with respect to the restricted stock forfeited.

Under the terms of the Stock Incentive Plan, the holder of restricted stock is entitled to dividends paid in cash to the same extent as if the stock were not subject to any restrictions. Dividends paid in cash will constitute ordinary income. Under the terms of the plan, dividends paid in stock are subject to the same restrictions as the underlying stock with respect to which the dividends were issued and are taxed in the same manner as such underlying stock.

Generally, the Company is entitled to a deduction in the year the holder of restricted stock recognizes income therefrom, and in an amount equal to the amount of income recognized by such holder.

Stock Appreciation Rights.   Upon exercise of a SAR, the optionee may receive shares of stock or cash. If the optionee receives cash, he or she incurs ordinary income in an amount equal to the cash received. If the optionee receives stock, he or she has ordinary income in an amount equal to the fair market value of the stock received. The Company is generally entitled to a corresponding deduction when the optionee recognizes compensation income.

Deferred Stock Awards.   Income is not recognized by a recipient of deferred stock until the first taxable year in which the stock is actually issued to the employee, and is either transferable or no longer subject to a substantial risk of forfeiture, whichever is earlier. At that time, the recipient recognizes income equal to the then-current fair market value of the common stock. Such income is considered compensation subject to withholding.

Under the terms of the Stock Incentive Plan, cash dividends may be paid to recipients of deferred stock. Dividends paid in cash constitute ordinary income and are taxable in the year received. Under the terms of the plan, dividends may be deferred and deemed to be reinvested. Dividends that are deferred are accorded the same treatment as the underlying deferred stock award.

Generally, the Company is entitled to a deduction each year in which the holder of the deferred stock award recognizes income, and in an amount equal to the amount of income recognized.

Performance-Based Compensation.   Performance-based awards granted to Covered Employees are intended to comply with the “qualified performance-based compensation” rules under Section 162(m)(4)(C) of the Internal Revenue Code, so that the Company will generally obtain a full deduction for federal income tax purposes for the income recognized by the Covered Employee on exercise of such awards. The Compensation Committee (which is comprised solely of outside directors) administers such grants.

THE ABOVE SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES DOES NOT PURPORT TO BE COMPLETE. The preceding discussion is only a general summary of the federal income tax consequences concerning the Stock Incentive Plan and does not address other taxes or state, local or foreign taxes. It is based on current law and current IRS interpretations of the law, which are subject to change at any time. The Company has not requested an Internal Revenue Service (“IRS”) ruling on any tax issues concerning the Stock Incentive Plan and does not plan to do so. In some cases, existing IRS rulings and regulations do not provide complete guidance. Participants are advised to consult their own tax advisors regarding the tax effects of their participation in the Stock Incentive Plan.

New Plan Benefits Table

The Compensation Committee and the Board, as applicable, in their discretion determine awards granted under the Stock Incentive Plan, and therefore, the Company is unable to determine the awards that will be granted in the future under the Stock Incentive Plan. The following table sets forth the amount of stock options and restricted stock awards that were awarded to the named executive officers and the specified groups of individuals during the 2006 fiscal year under this plan.

Stock Incentive Plan

THE AWARDS IN THIS TABLE FOR THE NAMED EXECUTIVE OFFICERS ARE INCLUDED IN THE 2006 SUMMARY COMPENSATION TABLE AND IN THE 2006 GRANTS OF PLAN-BASED AWARDS TABLE SET FORTH IN THIS PROXY STATEMENT AND ARE NOT ADDITIONAL AWARDS.

Name and Position	Number of Stock Options (#)	Dollar Value of Stock Options ($) (1)	Shares of Restricted Stock (#) (2)	Dollar Value of Restricted Stock ($) (3)
Henry J. Herrmann, Chief Executive Officer	—	—	156,000	$3,842,160
Daniel P. Connealy, SVP and Chief Financial Officer	—	—	51,298	$1,291,484
Michael L. Avery, SVP and Chief Investment Officer	—	—	70,000	$1,787,400
Thomas W. Butch, SVP and Chief Marketing Officer	—	—	71,731	$1,827,386
Daniel C. Schulte, SVP and General Counsel	—	—	50,000	$1,261,500
All current executive officers as a group (9 people)	—	—	509,275	$12,769,612
All current non-employee directors (6 people)	—	—	35,617	$754,724
All employees except current executive officers (284 people)	7,410	$21,819	747,375	$17,264,362

(1)          The dollar value of stock options was estimated using a Black-Scholes option pricing model based on the following assumptions: 2.80% dividend yield, 4.92% risk-free interest rate, 22.5% expected volatility and 2.09 years expected life. All stock options were granted in connection with the Company’s SORP.

(2)          For Messrs. Herrmann, Connealy, Avery, Butch and Schulte, these awards include restricted stock awards earned in (a) 2005 with respect to performance goals set for the 2005 fiscal year that were granted on April 2, 2006, and (b) 2006 with respect to performance goals set for the 2006 fiscal year that were granted on December 29, 2006. Awards earned in 2005 and granted in April 2006 were previously reported in the 2005 Summary Compensation Table in the Company’s 2006 Proxy Statement as compensation paid to such officers for 2005 (other than for Mr. Schulte, who was not a named executive officer in 2005).

(3)          The dollar value of restricted stock represents the aggregate fair market value of the Company’s Class A common stock on the applicable grant date multiplied by the number of shares of restricted stock.

Equity Compensation Plan Information

The Equity Compensation Plan table provides information as of December 31, 2006 with respect to shares of the Company’s Class A common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
Equity compensation plans approved by security holders	6,118,559	$23.2201	15,002,799
Equity compensation plans not approved by security holders	—	—	—
Total	6,118,559	$23.2201	15,002,799

(1)          All 15,002,799 shares may be issued in the form of restricted stock.

In considering whether to vote for approval of the Amendment to the Stock Incentive Plan, you should be aware that the executive officers of the Company have received, and in the future may receive, grants under this plan. Failure of the stockholders to approve this proposal will not affect the rights of existing holders or the awards previously granted under the Stock Incentive Plan.

If the stockholders do not approve the proposed Amendment, the Stock Incentive Plan will expire on March 1, 2008 and the Company will no longer be able to utilize the remaining shares reserved for issuance under the plan for equity incentives to attract, motivate, award and retain key personnel.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE WADDELL & REED FINANCIAL, INC. 1998 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company for the 2007 fiscal year. The Board seeks an indication from our stockholders of their approval or disapproval of the Audit Committee’s selection of KPMG as the Company’s independent registered public accounting firm for the 2007 fiscal year.

KPMG has been our independent auditor since 1981, and no relationship exists other than the usual relationship between auditor and client. Representatives of KPMG are expected to be present at the annul meeting to respond to appropriate questions and will have the opportunity to make a statement if the representatives desire to do so. If our stockholders do not ratify the appointment of KPMG at the annual meeting, the Audit Committee will consider such event in its selection of the Company’s independent registered public accounting firm for the 2008 fiscal year. Additionally, even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2007 fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit and Non-Audit Services

The Audit Committee or its Chairman pre-approves audit and non-audit services to be rendered to the Company and establishes a dollar limit on the amount of fees the Company will pay for each category of services. Generally, management will submit to the Audit Committee a detailed list of services that it recommends the Audit Committee engage the independent auditors to provide for the fiscal year. The Audit Committee is informed from time to time of the non-audit services actually provided pursuant to the pre-approval process. During the year, the Audit Committee periodically reviews the types of services and dollar amounts approved and adjusts such amounts, as it deems appropriate. Unless a service to be provided by the independent auditors has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Audit Committee also periodically reviews all non-audit services to ensure such services do not impair the independence of the Company’s registered public accounting firm. The Audit Committee approved all services provided by KPMG for the 2005 and 2006 fiscal years. These services included the audit of the Company’s annual financial statements, audit of the Company’s internal control over financial reporting, review of the Company’s quarterly financial statements, tax consultation services, preparation of corporate tax returns, auditing of employee benefits plans and certain agreed upon procedural audits. For a discussion of auditor independence, please refer to the “Report of Audit Committee” set forth below.

The following table shows the fees billed by KPMG for audit and other services provided to the Company for the 2006 and 2005 fiscal years, respectively:

	2006	2005(4)
Audit Fees (1)	$556,750	$538,019
Audit-Related Fees (2)	172,600	102,727
Tax Fees (3)	215,619	183,463
All Other Fees	—	—
Total	$944,969	$824,209

(1)          Audit fees consist of fees for the audit of the Company’s annual financial statements, the audit of its internal control over financial reporting, and reviews of the financial statements included in Quarterly Reports on Form 10-Q.

(2)          Audit-related fees consist of fees for assurance and other services related to the performance of the audit or review of the Company’s financial statements, and not reported above under “Audit Fees.”  These fees primarily relate to financial statement audits of employee benefit plans, certain agreed upon procedures, the issuance of comfort letters, and general accounting consultation and research.

(3)          Tax fees consist of fees for income tax consultation, including tax compliance, preparation and review of corporate tax returns, and other general tax consultation.

(4)          Audit fees for 2005 have been increased by $21,519 from those presented in the 2006 Proxy Statement to reflect audit fees billed in 2006 related to the fiscal 2005 audit that had not been billed by KPMG at the time of the mailing of the 2006 Proxy Statement.

The Audit Committee has considered whether the non-audit services provided by KPMG, including the services rendered in connection with income tax consultation, were compatible with maintaining KPMG’s independence and has determined that the nature and substance of the limited non-audit services did not impair the status of KPMG as the Company’s independent registered public accounting firm. KPMG did not bill the Company for any other services during fiscal 2005 or 2006.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any filings of Waddell & Reed Financial, Inc. (the “Company”) under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material as filed under the Securities Act or the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. The Company’s independent registered public accounting firm, KPMG LLP (“KMGP”) is responsible for expressing an opinion as to the conformity of the Company’s consolidated financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting.

In performing its oversight role, the Audit Committee has reviewed and discussed, with management and KPMG, the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The Audit Committee has also discussed with KPMG matters required to be discussed by Statement on Auditing Standards 61, “Communications with Audit Committees” as amended, adopted by the Public Company Accounting Oversight Board.

Pursuant to Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, the Audit Committee received written disclosures and the letter from KPMG and discussed with KPMG their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Waddell & Reed Financial, Inc. Audit Committee
2006 Members

Dennis E. Logue, Chairman
Alan W. Kosloff
Ronald C. Reimer

OTHER MATTERS

Other Business Presented at the Annual Meeting

As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the annual meeting. If any other matters should arise at the annual meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

Where You Can Find More Information

The Company files reports, proxy statements and other information with the SEC. You can read and copy these reports, proxy statements and other information concerning the Company at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company. The Company’s Class A common stock is quoted on the NYSE. These reports, proxy statements and other information are also available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

In addition, the Company’s Annual Report on Form 10-K (without exhibits) is available via the Internet at the Company’s website (www.waddell.com). If you would like to request documents from the Company, please do so by March 31, 2007 to receive them before the annual meeting.

You may request a copy of the Company’s filings (other than exhibits which are not specifically incorporated by reference therein) at no cost by writing or telephoning us at the following address:

Waddell & Reed Financial, Inc.
Attn: Investor Relations Department
6300 Lamar Avenue
Overland Park, Kansas 66202
(800) 532-2757

You should rely only on the information contained in this Proxy Statement and its Appendix to vote on the proposals solicited in this Proxy Statement. The Company has not authorized anyone else to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than March 8, 2007.

BY ORDER OF THE BOARD OF DIRECTORS

Wendy J. Hills
Vice President, Secretary & Associate General Counsel

Appendix A

FIRST AMENDMENT TO THE
WADDELL & REED FINANCIAL, INC. 1998 STOCK INCENTIVE PLAN,
AS AMENDED AND RESTATED

Waddell & Reed Financial, Inc. (the “Company”) previously established the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as Amended and Restated, as further amended effective on each of December 12, 2002, January 16, 2003 (which January 16, 2003 amendment was submitted to and approved by the Company’s stockholders at the Company’s 2003 Annual Meeting of Stockholders), January 1, 2004, October 14, 2004 and October 15, 2005 (as amended, the “Plan”). Pursuant to the powers reserved in the Plan and subject to the approval of the Company’s stockholders at the Company’s 2007 Annual Meeting of Stockholders, the Plan is amended effective January 18, 2007 as follows.

1.                 Section 1 of the Plan is hereby amended by (a) deleting the definitions of “Incentive Stock Option” and “Non-Qualified Stock Option”, (b) deleting the parenthetical “(other than an Incentive Stock Option)” from the definition of “Performance Award”, (c) replacing references to “Section 5(n)” with “Section 5(m)” in the definitions of “SORP” and “SORP Option”, and (d) deleting the definition of “Stock Option” and replacing it with the following:

“Stock Option” means an option to purchase Shares granted pursuant to Section 5 that is not intended to be, nor designated as, an “incentive stock option” within the meaning of Section 422 of the Code.”

2.                 Section 2(b) of the Plan is hereby amended and restated as follows:

“(b)       to determine whether and to what extent Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock, or a combination of the foregoing, are to be granted hereunder;”

3.                 Section 3 of the Plan is hereby amended by (a) deleting the last sentence of the first paragraph, (b) deleting the third paragraph, (c) deleting item (iv) in the fourth paragraph, and (d) renumbering item (v) in the fourth paragraph as item (iv).

4.                 Section 4(a) of the Plan is hereby amended by deleting the second sentence.

5.                 Section 5 of the Plan is hereby amended by deleting the first sentence of the second paragraph and replacing it with the following:

“The Committee shall have the authority to grant any consultant, officer or key employee Stock Options (with or without Stock Appreciation Rights).”

6.                 Section 5(b) of the Plan is hereby amended and restated as follows:

“(b)       Option Term.   The term of each Stock Option shall be fixed by the Committee.”

7.                 Section 5(c) of the Plan is hereby amended by deleting the following language:  “Subject to Section 5(l) with respect to Incentive Stock Options,”.

8.                 Section 5(e) of the Plan is hereby amended by (a) deleting the word “Non-Qualified” in the first, second and third sentences, and (b) deleting the last sentence.

9.                 Section 5(g) of the Plan is hereby amended by deleting the last sentence.

10.          Section 5(h) of the Plan is hereby amended by deleting the last sentence.

11.          Section 5 of the Plan is hereby amended by (a) deleting Section 5(l), and (b) renumbering Section 5(m) as Section 5(l) and deleting the word “Non-Qualified” each place it appears therein.

12.          Section 6(a) of the Plan is hereby amended by deleting the penultimate sentence.

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13.          Section 7(a) of the Plan is hereby amended and restated as follows:

“(a)       Grant and Exercise.   Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan either at or after the time of the grant of such Stock Option.”

14.          Section 7 of the Plan is hereby amended by (a) deleting Section 7(b)(v) and (b) renumbering Section 7(b)(vi) as Section 7(b)(v).

15.          Section 10 of the Plan is hereby amended by deleting the words “and 422” in the second paragraph.

16.          Section 11(d) of the Plan is hereby amended by deleting clause (i) thereof.

17.          Section 15 of the Plan is hereby deleted.

18.          Except as hereby amended, the Plan shall remain in full force and effect.

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WADDELL & REED FINANCIAL, INC.
1998 STOCK INCENTIVE PLAN
As Amended and Restated

Waddell & Reed Financial, Inc., previously established the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as Amended and Restated, as amended effective December 12, 2002 and as further amended effective on each of January 16, 2003 (which January 16, 2003 amendment was submitted to and approved by the Company’s stockholders at the Company’s 2003 Annual Meeting of Stockholders), January 1, 2004 and October 14, 2004 (as amended, the “Original Plan”). Pursuant to the powers reserved in Section 11 of the Original Plan, the Original Plan is amended and restated effective October 19, 2005 as follows (the Original Plan as amended and restated hereby, the “Plan”).

SECTION 1. Purposes of the Plan; Definitions.

The purposes of the Plan are to enable the Company, its Subsidiaries and Affiliates to attract and retain employees, directors and consultants who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such employees, directors and consultants to participate in the long-term success and growth of the Company through an equity interest in the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

“Accounting Firm” has the meaning assigned to such term in Section 12(b).

“Affiliate” means (a) any corporation (other than a Subsidiary), partnership, joint venture or any other entity in which the Company owns, directly or indirectly, at least a 10% beneficial ownership interest, and (b) the Company’s parent company, if any.

“Annual SORP Exercise Date” has the meaning assigned to such term in Section 5(n).

“Award Agreement” means a written agreement by and between the Company and an awardee evidencing an award of Stock Options, Director Stock Options, Stock Appreciation Rights, Restricted Stock, Director Restricted Stock or Deferred Stock, as applicable, under the Plan.

“Board” means the Board of Directors of the Company.

“Business Day” means a day on which the New York Stock Exchange or other national securities exchange or over-the-counter market on which the Shares are then traded is open for business.

“Cause” means a participant’s willful misconduct or dishonesty, either of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate; provided, however, that in the case where there is an employment or consulting agreement between a participant and the Company or any Subsidiary or Affiliate at the time of grant which defines “cause” (or words of like import), it shall have the meaning ascribed to such term (or words of like import) under such agreement.

“Change of Control” has the meaning assigned to such term in Section 11(b).

“Change of Control Price” has the meaning assigned to such term in Section 11(d).

“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

“Committee” means the Compensation Committee of the Board.

“Commission” means the United States Securities and Exchange Commission.

“Company” means Waddell & Reed Financial, Inc., a Delaware corporation, and its successors.

“Covered Employee” means (a) the chief executive officer of the Company, and (b) a person designated by the Committee, at the time of grant of Performance Awards, whom the Committee believes is likely to be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to the fiscal year during which the Performance Award is granted or in the foreseeable future.

“Deferral Period” means the period of time during which the receipt of Shares underlying a Deferred Stock award is deferred.

“Deferred Stock” means an award of the right to receive Shares at the end of a specified Deferral Period granted pursuant to Section 9.

“Director Restricted Stock” means any Shares of Restricted Stock granted pursuant to Section 6 to an Outside Director.

“Director Stock Option” means any option to purchase Shares granted pursuant to Section 6 to an Outside Director.

“Disability” means total and permanent disability as determined under the Company’s long-term disability program, whether or not the participant is covered under such program. If no such program is in effect, the Disability of a director shall be determined in good faith by the Board (excluding such director).

“Early Retirement” means retirement from active employment with the Company, any Subsidiary, or any Affiliate pursuant to the early retirement provisions of the applicable tax-qualified Company pension plan.

“Excess Parachute Payment” has the meaning assigned to such term in Section 12(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

“Fair Market Value” means, unless otherwise determined in good faith by the Committee or required by applicable law, as of any given date, the closing sale price of a Share on such date on the New York Stock Exchange or other principal national securities exchange or over-the-counter market on which the Shares are then traded or, if there is no sale on that day, then on the last previous Business Day on which a sale was reported.

“Gross-Up Payment” has the meaning assigned to such term in Section 12(a).

“Immediate Family” means the children, grandchildren or spouse of any optionee.

“Incentive Stock Option” means any Stock Option intended to be, and designated as, an “incentive stock option” within the meaning of Section 422 of the Code.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Normal Retirement” means retirement from active employment with the Company, any Subsidiary, or any Affiliate pursuant to the normal retirement provisions specified in the applicable tax-qualified Company pension plan.

“Outside Director” means any director of the Company who is not an officer or employee of the Company, any Subsidiary or any Affiliate.

“Performance Award” means any Stock Option (other than an Incentive Stock Option), Stock Appreciation Right, or Restricted Stock or Deferred Stock award to a Covered Employee that the Committee intends to be “performance-based compensation” under Section 162(m)(4)(C) of the Code.

2

“Plan” means the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as Amended and Restated, as set forth herein and as may be amended, modified or supplemented from time to time.

“Potential Change of Control” has the meaning assigned to such term in Section 11(c).

“Restricted Stock” means Shares that are subject to certain restrictions and/or a risk of forfeiture granted pursuant to Section 8.

“SAR/Option Performance Award” means any Performance Award that is a Stock Option or Stock Appreciation Right.

“Shares” means the Company’s Class A common stock, par value $.01.

“SORP” has the meaning assigned to such term in Section 5(n).

“SORP Option” has the meaning assigned to such term in Section 5(n).

“Stock Appreciation Right” means a right to surrender to the Company all or a portion of a Stock Option in exchange for an amount in cash or Shares as determined in the manner prescribed in Section 7(b)(ii), granted pursuant to Section 7.

“Stock Option” means an option to purchase Shares granted pursuant to Section 5.

“Stock Performance Award” means any Performance Award other than a SAR/Option Performance Award.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

“Tax Counsel” has the meaning assigned to such term in Section 12(a).

SECTION 2. Administration.

The Plan shall be administered by the Committee which shall at all times comply with any applicable requirements of Rule 16b-3 of the Exchange Act. All members of the Committee shall also be “outside directors” within the meaning of Section 162(m) of the Code. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

The Board shall have the power and authority to determine all terms, conditions and provisions of Director Stock Option and Director Restricted Stock awards pursuant to Section 6.

The Committee shall have the power and authority to grant to eligible persons, pursuant to the terms of the Plan: (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock and/or (iv) Deferred Stock. In particular, the Committee shall have the authority:

(a)    to select the consultants, officers and other key employees of the Company, its Subsidiaries, and its Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock, or a combination of the foregoing, from time to time will be granted hereunder;

(b)   to determine whether and to what extent Stock Options (including Incentive Stock Options and Non-Qualified Stock Options), Stock Appreciation Rights, Restricted Stock or Deferred Stock, or a combination of the foregoing, are to be granted hereunder;

(c)    to determine the number of Shares to be covered by each such award granted hereunder; and

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(d)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, including, but not limited to, any restriction on any award and/or the Shares relating thereto based on performance and/or such other factors as the Committee may determine, in its sole discretion, and any vesting acceleration features based on performance and/or such other factors as the Committee may determine, in its sole discretion.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan, any award issued thereunder, and any Award Agreements relating thereto; and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

Each award granted under the Plan shall be evidenced by, and subject to terms of, an Award Agreement, in such form as the Committee shall from time to time approve, which shall be executed by an authorized officer of the Company and the awardee. Director Stock Options and Director Restricted Stock under the Plan shall be evidenced by an Award Agreement, in such form as the Committee shall from time to time approve, in conformity with the terms and conditions the Board has specified with respect to such awards and the terms of Section 6 and the Plan. The Award Agreement shall contain provisions regarding (i) the number of Shares subject to the award, (ii) the exercise price per Share, if any, of the award and the means of payment therefor, (iii) the term of the award, and (iv) such other terms and conditions not inconsistent with the Plan as may be determined from time to time by the Committee. A prospective awardee shall not have any rights with respect to any such award, unless and until such awardee has executed an Award Agreement evidencing the award, has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

SECTION 3. Shares Subject to Plan.

Subject to adjustment as provided in this Section 3, the total number of Shares reserved and available for issuance in connection with awards under the Plan shall not exceed 30,000,000 Shares. In no event shall more than such maximum number of Shares be issued pursuant to Incentive Stock Options.

If any Shares subject to any award granted pursuant to the Plan are forfeited or such award otherwise terminates, such Shares shall again be available for distribution in connection with future awards under the Plan.

In the case of Stock Options exercised with payment in Shares under a SORP provision, the number of Shares transferred by the optionee in payment of the exercise price plus the number of Shares withheld to cover income and employment taxes (plus any selling commissions) on such exercise will be netted against the number of Shares issued to the optionee in the exercise, and only the net number of Shares shall be charged against the 30,000,000 share limitation set forth above.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Shares, an equitable substitution or adjustment shall be made in (i) the aggregate number of Shares reserved for issuance under the Plan, (ii) the number and exercise price of Shares subject to outstanding Stock Options granted under the Plan, (iii) the number of Shares subject to Restricted Stock or Deferred Stock awards granted under the Plan, (iv) the aggregate number of Shares available for issuance as Incentive Stock Options, (v) the aggregate number of Shares available for issuance to any participant pursuant to Section 4A(a), and (vi) the number and exercise price, if any, of Shares subject to Director Stock Option and Director Restricted Stock awards to be granted each year pursuant to Section 6, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of Shares subject to any award shall always be a whole number. Such adjusted

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number and exercise price of Shares shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4. Eligibility.

(a)   Consultants and Employees.   Consultants, officers and other key employees of the Company, its Subsidiaries or its Affiliates who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, its Subsidiaries, or its Affiliates are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock. Only employees of the Company and its Subsidiaries are eligible to be granted Incentive Stock Options. Except as provided in Section 6, Plan participants shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion and subject to Section 4A(a), the number of Shares covered by each award.

(b)   Outside Directors.   Each Outside Director is eligible to receive Director Stock Option and/or Director Restricted Stock awards pursuant to Section 6.

SECTION 4A. Performance Awards and Award Limit.

(a)   Individual Award Limitations.   The Committee may grant awards to a Covered Employee that are either Performance Awards or not Performance Awards. In any calendar year during any part of which the Plan is in effect, a participant (whether or not a Covered Employee) may not be granted awards under the Plan (Performance Awards or otherwise) that have, in the aggregate, more than 3,750,000 “points,” with each Stock Appreciation Right and Stock Option having one “point” for each Share granted with respect thereto, and each Restricted Stock and Deferred Stock award having three “points” with respect to each Share granted with respect thereto. For illustrative purposes, a grant of a Stock Option for 10 Shares has 10 “points,” and a grant of 10 Shares of Restricted Stock has 30 “points.”  If an award is canceled, such award continues to be counted against the maximum number of Shares for which awards may be granted to the participant under the Plan, as set forth in this Section 4A(a).

(b)   Performance Goals for Performance Awards.   Each Performance Award shall be structured so as to qualify as “performance-based compensation” under Section 162(m)(4)(C) of the Code, as described below.

(i)   SAR/Option Performance Awards.   The exercise price (in the case of a Stock Option) or the base price (in the case of a Stock Appreciation Right) of a SAR/Option Performance Award shall not be less than 100% of the Fair Market Value of the Shares on the date of grant of such SAR/Option Performance Award.

(ii)   Stock Performance Awards.   The grant, vesting and/or settlement of a Stock Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 4A(b)(ii).

(A)   Performance Goals Generally.   The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee consistent with this Section 4A(b)(ii). Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of such performance goals being “substantially uncertain.”  The Committee may condition the grant, vesting, exercise and/or settlement of any Performance Award upon achievement of any one or more performance goals. Performance goals may differ for Performance Awards granted to any one awardee or to different awardees.

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(B)   Business Criteria.   One or more of the following business criteria (including or excluding extraordinary and/or non-recurring items to be determined by the Committee in advance) for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards:  (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow return; (5) return on net assets; (6) return on assets; (7) return on investment; (8) return on capital; (9) return on equity; (10) economic value added; (11) operating margin; (12) contribution margin; (13) net income; (14) pre-tax earnings; (15) pre-tax earnings before interest, depreciation and amortization; (16) pre-tax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (17) operating income; (18) total stockholder return; (19) debt reduction; and (20) any of the above goals determined on an absolute or relative basis, or as adjusted in any manner which may be determined in the discretion of the Committee, or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of competitor companies, including the group selected by the Company for purposes of the stock performance graph contained in the proxy statement for the Company’s most recent annual meeting of stockholders.

(C)   Performance Period; Timing for Establishing Performance Goals.   Achievement of performance goals shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days (or, for performance periods of less than 1 year, the passage of 25% of the performance period) after the beginning of any performance period applicable to such Performance Award, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(D)   Settlement of Performance Awards; Other Terms.   After the end of each performance period, the Committee shall determine the amount, if any, of such Performance Award payable to a Covered Employee. Settlement of such Performance Awards shall be in cash, Shares, or other awards or property, as determined in the sole discretion of the Committee. The Committee may, in its discretion, reduce the amount of any Performance Award to be settled upon achievement of the associated performance goal or goals, but may not exercise discretion to increase any such amount payable to a Covered Employee with respect to such Performance Award.

(c)   General.   The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of a Performance Award that is not mandatory under the Plan; provided, however, that notwithstanding any other provision of the Plan, the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an award that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code if such discretion would cause such Performance Award not to so qualify.

(d)   Written Determinations.   The Committee may not delegate any responsibility relating to Performance Awards. All determinations by the Committee as to the establishment of performance goals, the amount of any potential individual Performance Award, and the achievement of performance goals relating to Stock Performance Awards shall be made in writing in the case of any award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The determination as to whether any performance goal, with respect to any Performance Award, has been satisfied shall be made prior to the payment of any compensation relating to a Performance Award.

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(e)   Performance Awards under Section 162(m) of the Code.   It is the intent of the Company that Performance Awards granted to persons who are or likely will become “covered employees” within the meaning of Section 162(m) of the Code shall constitute “performance-based compensation” within such Section of the Code. Accordingly, the terms of this Section 4A, including the definitions of “Covered Employee” and other terms used herein, shall be interpreted in a manner consistent with Section 162(m) of the Code. If any provision of the Plan as in effect on the date of adoption thereof or as of the date of any Award Agreements relating to Performance Awards intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of such Section of the Code, then such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

(f)   Conflicts Among Plan Provisions.   To the extent this Section 4A conflicts with any other provision of the Plan, this Section 4A shall control.

SECTION 5. Stock Options for Consultants and Employees.

Stock Options may be granted either alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions thereof need not be the same with respect to each optionee.

The Committee shall have the authority to grant any consultant, officer or key employee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights), except that Incentive Stock Options may only be granted to employees of the Company or a Subsidiary.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)   Exercise Price.   The exercise price per Share of any Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value of the Shares on the date of grant, and shall be indicated in the Award Agreement.

(b)   Option Term.   The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date such Incentive Stock Option is granted.

(c)   Exercisability.   Subject to Section 5(l) with respect to Incentive Stock Options, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that except as provided in Sections 5(f), 5(g), 5(h) or 11, no Stock Option shall be exercisable prior to six months from the date of grant. Notwithstanding the limitations set forth in the preceding sentence, the Committee may accelerate the exercisability of any Stock Option, at any time in whole or in part, based on performance and/or such other factors as the Committee may determine in its sole discretion.

(d)   Exercise of Stock Options.   A Stock Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares. Stock Options may be exercised in whole or in part at any time during the exercise period by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the exercise price, in cash, by check or such other instrument as may be acceptable to the Committee (including instruments providing for “cashless exercise”). To the extent provided by the Committee, payment in full or in part may also be made in the form of unrestricted Shares already owned by the optionee (based on the Fair Market Value of the Shares on the date the Stock Option is exercised). An optionee shall have rights

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to dividends and other stockholder rights with respect to Shares subject to a Stock Option only after the optionee has given written notice of exercise and has paid in full for such Shares.

(e)   Transferability of Options.   A Non-Qualified Stock Option Award Agreement may permit an optionee to transfer such Stock Option to members of his or her Immediate Family, to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships where such Immediate Family members are the only partners if (i) the Award Agreement setting forth such Stock Option expressly provides for the transfer thereof with the express written consent of the Committee, and (ii) the optionee does not receive any consideration in any form whatsoever for such transfer. Any Non-Qualified Stock Option so transferred shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to such Stock Option immediately prior to the transfer thereof. Any Non-Qualified Stock Option (A) not granted pursuant to an Award Agreement expressly allowing the transfer of such Stock Option, or (B) that the Award Agreement for which has not been amended expressly to permit its transfer shall not be transferable by the optionee other than by will or by the laws of descent and distribution. No Incentive Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Incentive Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(f)   Termination by Death.   Unless otherwise determined by the Committee, if an optionee’s employment with the Company, any Subsidiary, or any Affiliate terminates by reason of death, any Stock Option held by such optionee shall become immediately exercisable, and thereupon (or if an optionee dies following termination of employment by reason of Disability or Early or Normal Retirement), such Stock Option may thereafter be exercised by the legal representative of the estate or by the legatee of the optionee under the will of the optionee during the period ending on the first anniversary of the optionee’s death.

(g)   Termination by Reason of Disability.   Unless otherwise determined by the Committee, if an optionee’s employment with the Company, any Subsidiary or any Affiliate terminates by reason of Disability, any Stock Option held by such optionee shall be immediately exercisable and may thereafter be exercised during the period ending on the expiration of the stated term of such Stock Option. In the event of termination of employment by reason of Disability, any Incentive Stock Option exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code will thereafter be treated as a Non-Qualified Stock Option.

(h)   Termination by Reason of Retirement.   Unless otherwise determined by the Committee, if an optionee’s employment with the Company, any Subsidiary or any Affiliate terminates by reason of (i) Normal Retirement, any Stock Option held by such optionee shall become immediately exercisable and shall expire at the end of the stated term of such Stock Option, or (ii) Early Retirement, any Stock Option held by such optionee shall terminate three years from the date of such Early Retirement or upon the expiration of the stated term of the Stock Option, whichever is earlier. In the event of Early Retirement, there shall be no acceleration of vesting of the Stock Option, unless otherwise determined by the Committee at or after grant, and such Stock Option may only be exercised to the extent it is or has become exercisable prior to termination of the Stock Option. In the event of termination of employment by reason of Normal or Early Retirement, any Incentive Stock Option exercised after the exercise periods that apply for purposes of Section 422 of the Code will thereafter be treated as a Non-Qualified Stock Option.

(i)   Termination for Cause.   If the optionee’s employment with the Company, any Subsidiary or any Affiliate is terminated for Cause, any Stock Option held by such optionee shall immediately be terminated upon the giving of notice of termination of employment.

(j)   Other Termination.   Unless otherwise determined by the Committee, if the optionee’s employment with the Company, any Subsidiary or any Affiliate is (i) involuntarily terminated by the

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optionee’s employer without Cause, any Stock Option held by such optionee shall terminate three months from the date of termination of employment or upon the expiration of the stated term of the Stock Option, whichever is earlier, or (ii) voluntarily terminated for any reason, any Stock Option held by such optionee shall terminate one month from the date of termination of employment or upon the expiration of the stated term of the Stock Option, whichever is earlier. In either event, there shall be no acceleration of vesting of the Stock Option unless otherwise determined by the Committee and such Stock Option may only be exercised to the extent it is or has become exercisable prior to termination of the Stock Option.

(k)   Termination upon Change of Control.   Notwithstanding the provisions of Section 5(j), but subject to Section 11, if the optionee’s employment with the Company, any Subsidiary or any Affiliate is involuntarily terminated by the optionee’s employer without Cause by reason of, or within three months after, a Change of Control, any Stock Option held by such optionee shall terminate six months and one day after such Change of Control.

(l)   Limit on Value of Incentive Stock Options First Exercisable Annually.   The aggregate Fair Market Value (determined at the time of grant) of Incentive Stock Options that are exercisable for the first time by an optionee during any single calendar year under the Plan (and/or any other stock option plans of the Company, any Subsidiary or any Affiliate) shall not exceed $100,000. Notwithstanding the preceding sentence, the exercisability of Incentive Stock Options may be accelerated by the Committee and shall be accelerated as provided for in Sections 5(f), 5(g), 5(h), and 11, in which case Incentive Stock Options that exceed such $100,000 limit shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options granted earliest shall be applied first to the $100,000 limit. In the event that only a portion of the Incentive Stock Options granted at the same time can be applied to the $100,000 limit, the Company shall issue separate stock certificates for such number of Shares as does not exceed the $100,000 limit, and shall designate such Shares as “Incentive Stock Option Stock” in its stock transfer records.

(m)  For purposes of the Plan, all references to termination of employment shall be construed to mean termination of all employment and consultancy relationships with the Company and its Subsidiaries and Affiliates; provided, however, that nothing in the Plan shall be construed to create or continue a common law employment relationship with any individual characterized by the Company, a Subsidiary or an Affiliate as an independent contractor or consultant.

(n)   The Committee, in its discretion, may include in any Non-Qualified Stock Option Award Agreement, a “stock option restoration program” (“SORP”) provision. Such provision shall provide, without limitation, that, if payment on exercise of a Non-Qualified Stock Option is made in the form of Shares, and the exercise occurs on the Annual SORP Exercise Date, an additional Non-Qualified Stock Option to purchase Shares (a “SORP Option”) will automatically be granted to the optionee effective as of the Annual SORP Exercise Date. A SORP Option shall (i) have an exercise price equal to 100% of the Fair Market Value of the Shares on the Annual SORP Exercise Date, (ii) have a term equal to that of the originally exercised Non-Qualified Stock Option giving rise to the SORP Option, not to exceed a maximum term of 10 years and two days from the issuance date of the SORP Option (subject to any forfeiture provision or shorter limitation on exercise required under the Plan), (iii) have an initial vesting date no earlier than six months after the date of its issuance, and (iv) cover a number of Shares equal to the number of Shares used to pay the exercise price of the originally exercised Non-Qualified Stock Option, plus the number of Shares (if any) withheld or sold to cover income and employment taxes (plus any selling commissions) with respect to such original exercise. “Annual SORP Exercise Date” shall mean August 1, or if August 1 is not a Business Day, “Annual SORP Exercise Date” shall mean the next succeeding Business Day. Notwithstanding the foregoing,

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the Committee may delay the Annual SORP Exercise Date to the extent it determines necessary to comply with regulatory or administrative requirements.

SECTION 6. Director Stock Options and Director Restricted Stock.

(a)   Awards.   Except to the extent otherwise provided in this Section 6 and Section 11, all terms and conditions of Director Stock Option and Director Restricted Stock awards shall be established by the Board in its sole discretion including, without limitation, the nontransferability thereof and the time or times within which such Restricted Stock may be subject to forfeiture. Director Stock Options awarded under the Plan shall be Non-Qualified Stock Options. Director Restricted Stock shall be subject to the provisions of Sections 8(b) and 8(c).

(i)   Formula-based Director Stock Options and Director Restricted Stock.   For each calendar year, either (A) Director Stock Options for 4,500 Shares, or (B) an award of 1,500 Shares of Director Restricted Stock shall be automatically granted to each Outside Director on the first Business Day of each calendar year. The determination as to whether an award is made pursuant to clause (A) or (B) of this Section 6(a)(i) shall be made in the sole discretion of the Board. The exercise price per Share of any Director Stock Option granted pursuant to this Section 6(a)(i) shall be 100% of the Fair Market Value per Share on the date of grant. Subject to Sections 6(d) and 11, (1) Director Stock Options granted pursuant to this Section 6(a)(i) shall become exercisable six months from the date of grant for a term of ten years and two days from the date of grant, and (2) the price, if any, to be paid, and the time or times within which Director Restricted Stock may be subject to forfeiture, or may be nontransferable, will be determined by the Board in its sole discretion.

(ii)   Non-Formula Based Director Stock Options and Director Restricted Stock.   In its sole discretion, the Board may, from time to time, award Director Stock Options and/or Director Restricted Stock on a non-formula basis to individual Outside Directors as it shall select. Director Stock Options or Director Restricted Stock granted pursuant to this Section 6(a)(ii) may be awarded at such times and for such number of Shares as the Board in its sole discretion determines. The exercise price of such Director Stock Options shall be 100% of the Fair Market Value of the Shares on the date of grant. Director Stock Options granted pursuant to this Section 6(a)(ii) shall become first exercisable and have a term as determined by the Board in its sole discretion; provided, however, that subject to Sections 6(d) and 11, no Director Stock Option shall be first exercisable until six months from the date of grant. Subject to Sections 6(d) and 11, the price, if any, to be paid, and the time or times within which Director Restricted Stock may be subject to forfeiture, or may be nontransferable, will be determined by the Board in its sole discretion.

(b)   Exercise of Director Stock Options.   Any Director Stock Option, or portion thereof, granted pursuant to the Plan may be exercised in whole or in part only with respect to whole Shares. Director Stock Options may be exercised in whole or in part at any time during the exercise period by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the exercise price, in cash, by check or such other instrument as may be acceptable to the Committee (including instruments providing for “cashless exercise”). As determined by the Committee, in its sole discretion, payment in full or in part may also be made in the form of unrestricted Shares already owned by the optionee (based on the Fair Market Value of the Shares on the date the Director Stock Option is exercised). An optionee shall have rights to dividends and other stockholder rights with respect to Shares subject to a Director Stock Option only after the optionee has given written notice of exercise and has paid in full for such Shares.

(c)   Transferability.   No Director Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution, and all Director Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee; provided, however, that the Committee may (but need not)

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permit other transfers where the Committee concludes, in its sole discretion, that such transferability (i) does not result in accelerated taxation, and (ii) is otherwise appropriate and desirable, taking into account any factors considered relevant by the Committee, including, without limitation, any state or Federal securities laws applicable to transferable options.

(d)   Termination of Service.   Upon an optionee’s termination of status as an Outside Director for any reason, any Director Stock Options held by such optionee shall become immediately exercisable and may thereafter be exercised during the period ending on the expiration of the stated term of such Director Stock Option or, upon such optionee’s death, during the period ending on the first anniversary thereof. Notwithstanding the foregoing sentence, but subject to Section 11, if the optionee’s status as an Outside Director terminates by reason of or within three months after a Change of Control, each Director Stock Option held by such optionee shall terminate upon the latest of (i) six months and one day after the Change in Control, or (ii) the expiration of the stated term of such Director Stock Option. Upon the termination of an awardee’s status as an Outside Director by reason of death or Disability, all restrictions, including restrictions regarding forfeiture and nontransferability, placed upon any Director Restricted Stock held by such awardee shall immediately lapse and such shares shall be deemed fully vested and nonforfeitable. Upon the termination of an awardee’s status as an Outside Director for any reason other than death or Disability, all Shares of Director Restricted Stock granted pursuant to this Section 6 still subject to restriction shall be forfeited by such Outside Director, and the Outside Director shall only receive the amount, if any, paid by the Outside Director for such forfeited Director Restricted Stock.

SECTION 7. Stock Appreciation Rights.

(a)   Grant and Exercise.   Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

A Stock Appreciation Right, or applicable portion thereof, granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Stock Option shall only be reduced if and to the extent that the number of Shares covered by the exercise or termination of the related Stock Option exceeds the number of Shares not covered by the Stock Appreciation Right.

A Stock Appreciation Right may be exercised by an optionee in accordance with Section 7(b), by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 7(b). Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

(b)   Terms and Conditions.   Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i)    Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the related Stock Options shall be exercisable in accordance with the provisions of Section 5 and this Section 7; provided, however, that any Stock Appreciation Right granted subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of the term of the Stock Appreciation Right, except that this additional limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period.

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(ii)   Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or Shares equal in value to the excess of the Fair Market Value of one Share over the exercise price per Share specified in the related Stock Option Award Agreement multiplied by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(iii)  Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(e) of the Plan.

(iv)  Upon the exercise of a Stock Appreciation Right, the related Stock Option or part thereof shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of Shares to be issued under the Plan.

(v)    A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the exercise price of such Incentive Stock Option.

(vi)  In its sole discretion, the Committee may provide, at the time of grant of a Stock Appreciation Right, that such Stock Appreciation Right can be exercised only in the event of a Change of Control and/or a Potential Change of Control and that upon such event, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change of Control Price.

SECTION 8. Restricted Stock.

(a)   Administration.   Shares of Restricted Stock may be granted either alone or in addition to other awards granted under the Plan. Any Restricted Stock award granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions thereof need not be the same with respect to each awardee. The Committee shall determine the consultants, officers, and key employees of the Company and its Subsidiaries and Affiliates to whom, and the time or times at which, Restricted Stock will be awarded; the number of Shares of Restricted Stock to be awarded to any awardee; the price, if any, to be paid by the awardee; the time or times within which such awards may be subject to forfeiture and nontransferability; and all other terms and conditions of the awards (subject to this Section 8 and Section 11). The Committee may also condition the grant and/or vesting of Restricted Stock upon the attainment of one or more specified performance goals, or such other criteria as the Committee may determine, in its sole discretion.

(b)   Restrictions and Conditions.   Shares of Restricted Stock awarded shall be subject to the following restrictions and conditions:

(i)    Subject to the provisions of the Plan and the applicable Award Agreement, during such period as may be set by the Committee commencing on the grant date, Restricted Stock awarded pursuant to the Plan shall not be sold, assigned, transferred, pledged or otherwise encumbered. The Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, before or after the awardee’s termination of employment, based on performance and/or such other factors as the Committee may determine, in its sole discretion.

(ii)   Except as provided in clause (i) above, the awardee shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to receive any dividends. Dividends paid in stock of the Company or stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as on such Restricted Stock. Certificates, if issued, for unrestricted Shares, shall be delivered to the awardee promptly after, and only after, the period of forfeiture shall expire without forfeiture with respect to such Shares of Restricted Stock.

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(c)   Book-Entry Accounts; Certificates for Restricted Stock.   An account for each awardee shall be opened with the Company’s transfer agent or such other administrator designated by the Committee for the deposit of the Shares of Restricted Stock subject to the award, or, in the sole discretion of the Committee, each awardee may be issued a stock certificate registered in the name of the awardee evidencing such Shares of Restricted Stock. The Committee shall specify that any such certificate bear a legend, as provided in clause (i) below, and/or be held in custody by the Company, as provided in clause (ii) below.

(i)    Any certificate evidencing Restricted Stock shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as Amended and Restated (the “Plan”) and a Restricted Stock Award Agreement entered into between the registered owner and Waddell & Reed Financial, Inc. (the “Agreement”). Copies of the Plan and Agreement are on file in the offices of Waddell & Reed Financial, Inc., 6300 Lamar Avenue, Overland Park, Kansas 66202.”

(ii)        The Committee shall require that stock certificates evidencing such Restricted Stock be held in custody by the Company or the transfer agent or such other administrator designated by the Committee until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the awardee shall have delivered to the Company a stock power, endorsed in blank, relating to the Shares covered by such award.

(d)   Termination.   Subject to the provisions of the Award Agreement and this Section 8, upon termination of employment by reason of death or Disability, the restrictions upon any Restricted Stock granted pursuant to Section 8(a) held by the awardee shall immediately lapse and such shares shall become fully vested and nonforfeitable. Upon termination of employment for any reason other than death or Disability, all Shares of Restricted Stock granted pursuant to Section 8(a) still subject to restriction shall be forfeited by the awardee, and the awardee shall only receive the amount, if any, paid by the awardee for such forfeited Restricted Stock.

SECTION 9. Deferred Stock Awards.

(a)   Administration.   Deferred Stock may be granted either alone or in addition to other awards granted under the Plan. Any Deferred Stock granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions thereof need not be the same with respect to each awardee. The Committee shall determine the consultants, officers and key employees of the Company, its Subsidiaries or Affiliates to whom, and the time or times at which, Deferred Stock shall be awarded; the number of Shares of Deferred Stock to be awarded to any awardee; the Deferral Period during which, and the conditions under which, receipt of the Shares will be deferred; and all other terms and conditions of the award (subject to this Section 9 and Section 11). The Committee may also condition the grant and/or vesting of Deferred Stock upon the attainment of specified performance goals, or such other criteria as the Committee shall determine, in its sole discretion.

(b)   Terms and Conditions.   Shares of Deferred Stock awarded pursuant to this Section 9 shall be subject to the following terms and conditions:

(i)    Subject to the provisions of the Plan and the applicable Award Agreement, during the Deferral Period, Deferred Stock awarded pursuant to the Plan may not be sold, assigned, transferred, pledged or otherwise encumbered. At the expiration of the Deferral Period, stock certificates shall be

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delivered to the awardee, or his legal representative, in a number equal to the Shares covered by the Deferred Stock award.

(ii)   At the time of the award, the Committee may, in its sole discretion, determine that amounts equal to any dividends declared during the Deferral Period with respect to the number of Shares covered by a Deferred Stock award will be paid to the awardee currently, deferred and deemed to be reinvested, or that such awardee has no rights with respect thereto.

(iii)  Subject to the provisions of the applicable Award Agreement and this Section 9, upon termination of employment for any reason during the Deferral Period, the Deferred Stock held by such awardee shall be forfeited by the awardee.

(iv)  Based on performance and/or such other criteria as the Committee may determine, the Committee may, at or after grant (including after the awardee’s termination of employment), accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.

SECTION 10. Amendments and Termination.

The Board may amend, alter, or discontinue the Plan, but no such amendment, alteration, or discontinuation shall be made which would impair the right of an optionee or awardee under a Stock Option, Director Stock Option, Stock Appreciation Right, Restricted Stock, Director Restricted Stock or Deferred Stock award granted prior thereto, without the optionee’s or awardee’s consent.

Amendments may be made without stockholder approval except as required to satisfy Sections 162(m) and 422 of the Code, stock exchange listing requirements, or other applicable law or regulatory requirements.

The Committee may amend the terms of any Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock award granted, and the Board may amend the terms of any Director Stock Option or Director Restricted Stock award, prospectively or retroactively, but no such amendment shall be made which would impair the rights of an optionee or awardee without the optionee’s or awardee’s consent.

SECTION 11. Change of Control.

The following acceleration and valuation provisions shall apply in the event of a Change of Control or Potential Change of Control:

(a)    In the event of (1) a Change of Control, unless otherwise determined by the Committee in writing at or after grant, but prior to the occurrence of such Change of Control, or (2) a Potential Change of Control, only if and to the extent so determined by the Committee in writing at or after grant (subject to any right of approval expressly reserved by the Committee at the time of such determination):

(i)    any Stock Appreciation Rights, Stock Options and Director Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

(ii)   the restrictions and deferral limitations applicable to any Restricted Stock, Director Restricted Stock and Deferred Stock awards under the Plan shall lapse and such Shares and awards shall be deemed fully vested and nonforfeitable; and

(iii)  the value of all outstanding Stock Option, Director Stock Option, Stock Appreciation Right, Restricted Stock, Director Restricted Stock and Deferred Stock awards, shall, to the extent determined by the Committee at or after grant, be settled on the basis of the Change of Control Price as of the date the Change of Control occurs or Potential Change of Control is

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determined to have occurred, or such other date as the Committee may determine prior to the Change of Control or Potential Change of Control. In the sole discretion of the Committee, such settlements may be made in cash, stock or other property, or any combination thereof; provided, however, to the extent any such settlement is made in Shares, such Shares will be deemed to have been distributed under the Plan.

(b)   A “Change of Control” means the occurrence of any of the following:

(i)    when any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or a Subsidiary or any Company employee benefit plan), is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

(ii)   the effective date of any transaction or event relating to the Company required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of the Exchange Act;

(iii)  when, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board cease, for any reason other than death, to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least two-thirds of the directors at the beginning of such period; or

(iv)  the effective date of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

(c)    A “Potential Change of Control” means the occurrence of any of the following:

(i)    the entering into of an agreement by the Company, the consummation of which would result in a Change of Control; or

(ii)   the acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan) of securities of the Company representing 5% or more of the combined voting power of the Company’s then outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change of Control of the Company has occurred for purposes of the Plan.

(d)   “Change of Control Price” means the highest price per Share paid in any transaction reported on the New York Stock Exchange or other national securities exchange or over-the-counter market on which the Shares are then traded, or paid or offered in any transaction related to a potential or actual Change of Control at any time during the preceding 60-day period as determined by the Committee, except that (i) in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Committee elects to settle such Incentive Stock Options, and (ii) in the case of Director Stock Options and Director Restricted Stock, the 60-day period shall be the period immediately prior to a potential or actual Change of Control.

SECTION 12. Limitations on Payments.

(a)   Notwithstanding any other provision of the Plan or any other agreement, arrangement or plan, in no event shall the Company pay or be obligated to pay any participant an amount which would be an Excess Parachute Payment, except as provided in Section 12(f) and except as the Committee specifically provides otherwise in the participant’s Award Agreement. For purposes of the Plan, the term “Excess

15

Parachute Payment” shall mean any payment or any portion thereof which would be an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code, and would result in the imposition of an excise tax under Section 4999 of the Code, in the opinion of tax counsel selected by the Company (“Tax Counsel”). In the event it is determined that an Excess Parachute Payment would result if the full acceleration of vesting and exercisability provided in Section 11 were made (when added to any other payments or benefits contingent on a change of control under any other agreement, arrangement or plan), the payments due under Section 11(a) shall be reduced to the minimum extent necessary to prevent an Excess Parachute Payment; then, if necessary to prevent an Excess Parachute Payment, benefits or payments under any other plan, agreement or arrangement shall be reduced. If it is established pursuant to a final determination of a court or an Internal Revenue Service administrative appeals proceeding that, notwithstanding the good faith of the participant and the Company in applying the terms of this Section 12(a), a payment (or portion thereof) made is an Excess Parachute Payment, then, the Company shall pay to the participant an additional amount in cash (a “Gross-Up Payment”) equal to the amount necessary to cause the amount of the aggregate after-tax compensation and benefits received by the participant hereunder (after payment of the excise tax under Section 4999 of the Code with respect to any Excess Parachute Payment, and any state and Federal income taxes with respect to the Gross-Up Payment) to be equal to the aggregate after-tax compensation and benefits the participant would have received as if Sections 280G and 4999 of the Code had not been enacted.

(b)   Subject to the provisions of Section 12(c), the amount of any Gross-Up Payment and the assumptions to be utilized in arriving at such amount shall be determined by a nationally recognized certified public accounting firm designated by the Company (the “Accounting Firm”). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to Section 12(a), shall be paid by the Company to the participant within five Business Days after the receipt of the Accounting Firm’s determination. Any determination by the Accounting Firm shall be binding upon the Company and the participant.

(c)   A participant shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given no later than ten Business Days after the participant is informed in writing of such claim and shall apprise the Company of the nature of the claim and the date of requested payment. A participant shall not pay the claim prior to the expiration of the 30-day period following the date on which it gives notice to the Company. If the Company notifies such participant in writing prior to the expiration of the 30-day period that it desires to contest such claim, the participant shall:

(i)    provide the Company with any information reasonably requested by the Company relating to such claim;

(ii)   take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the participant;

(iii)  cooperate with the Company in good faith in order to effectively contest such claim; and

(iv)  permit the Company to participate in any proceedings relating to such claim.

Without limitation on the foregoing provisions of this Section 12(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority with respect to such claim and may, at its sole option, either direct the participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the participant agrees to prosecute such contest to a determination before any administration tribunal, in a court of initial jurisdiction and in one or more

16

appellate courts, as the Company shall determine; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the participant harmless, on an after-tax basis, for any excise tax or income tax (including interest and penalties with respect thereto) imposed as a result of the contest; provided, further, that if the Company directs the participant to pay any claim and sue for a refund, the Company shall advance the amount of the payment to the participant, on an interest-free basis, and shall indemnify and hold the participant harmless, on an after-tax basis, from any excise tax or income tax (including interest or penalties with respect thereto) imposed with respect to the advance or with respect to any imputed income with respect to the advance.

(d)   In the event the Company exhausts its remedies pursuant to Section 12(c) and the participant thereafter is required to make a payment of any excise tax, the Accounting Firm shall determine the amount of the Gross-Up Payment required and such payment shall be promptly paid by the Company to or for the benefit of such participant.

(e)   If, after the receipt by the participant of an amount advanced by the Company pursuant to Section 12(c), the participant becomes entitled to receive any refund with respect to such claim, the participant shall promptly, after receiving such refund, pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the participant of an amount paid by the Company pursuant to Section 12(c), a determination is made that the participant shall not be entitled to any refund with respect to such claim and the Company does not notify the participant in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such payment shall be forgiven and shall not be required to be repaid and the amount of such payment shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

(f)    Notwithstanding the foregoing, the limitation set forth in Section 12(a) shall not apply to a participant if, in the opinion of Tax Counsel or the Accounting Firm, the total amounts payable to the participant hereunder and under any other agreement, arrangement or plan as a result of a change of control (calculated without regard to the limitation of Section 12(a)), reduced by the amount of excise tax imposed on the participant under Section 4999 of the Code with respect to all such amounts and reduced by the state and Federal income taxes on amounts paid in excess of the limitation set forth in Section 12(a), would exceed such total amounts payable after application of the limitation of Section 12(a). No Gross-Up Payment shall be made in such case.

SECTION 13. General Provisions.

(a)   All certificates for Shares delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference thereto.

(b)   Nothing set forth in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required. The adoption of the Plan shall not confer upon any employee or director of the Company, any Subsidiary or any Affiliate, any right to continued employment (or, in the case of a director, continued retention as a director) with the Company, a Subsidiary or an Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company, a Subsidiary or an Affiliate to terminate the employment of any of its employees at any time.

(c)   Each participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee, in its sole discretion, regarding payment of, any

17

Federal, FICA, state, or local taxes of any kind required by law to be withheld with respect to such award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements. The Committee may permit participants to elect to satisfy their Federal, and where applicable, FICA, state and local tax withholding obligations with respect to all awards, other than Stock Options which have related Stock Appreciation Rights, by the reduction, in an amount necessary to pay all such withholding tax obligations, of the number of Shares or amount of cash otherwise issuable or payable to such participants with respect to an award. The Company and, where applicable, its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes owed hereunder by a participant from any payment of any kind otherwise due to such participant.

(d)   At the time of grant or purchase, the Committee may provide, in connection with any grant or purchase made under the Plan, that the Shares received as a result of such grant or purchase shall be subject to a right of first refusal, pursuant to which the participant shall be required to offer to the Company any Shares that the participant wishes to sell, with the price being the then Fair Market Value of the Shares, subject to the provisions of Section 11 and to such other terms and conditions as the Committee may specify at the time of grant.

(e)   No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

(f)    The Plan is not intended to be a “non-qualified deferred compensation plan” under Section 409A of the Code and shall not be construed or administered accordingly. If any term or provision contained herein would otherwise cause the Plan to be characterized as a “nonqualified deferred compensation plan” under Section 409A of the Code, then, without further action by the Company, such term or provision shall automatically be modified to the extent necessary to avoid such characterization.

SECTION 14. Effective Date of Plan.

The Plan became effective on March 3, 1998, the date it was originally approved by a majority vote of the Company’s stockholders.

SECTION 15. Term of Plan.

No Stock Option, Director Stock Option, Stock Appreciation Right, or Restricted Stock, Director Restricted Stock or Deferred Stock award shall be granted pursuant to the Plan on or after March 2, 2008, but awards previously granted may extend beyond that date.

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WADDELL & REED FINANCIAL, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Henry J. Herrmann and Alan W. Kosloff, jointly and severally with full power of substitution, to represent and vote, as represented on the reverse side, all shares of Company Class A common stock which the undersigned holds of record and is entitled to vote at the Annual Meeting of Stockholders to be held at the executive offices of the Company, 6300 Lamar Avenue, Overland Park, Kansas 66202 on the 11th day of April, 2007 at 10:00 a.m. (CDT), or any adjournment thereof.  All shares votable by the undersigned, including shares held of record by agents or trustees for the undersigned as a participant in the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan, the Torchmark Corporation Savings and Investment Plan, the Liberty National Life Insurance Company 401(k) Plan and the Profit Sharing and Retirement Plan of Liberty National Life Insurance Company, will be voted in the same manner specified and in the discretion of the persons named above, or such agents or trustees, on such other matters as may properly come before the meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.  THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

WADDELL & REED FINANCIAL, INC.

Dear Stockholder:

If voting by proxy, we encourage you to vote your shares electronically this year either by telephone or via the Internet.  This will eliminate the need to return your proxy card.  Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.  When voting your shares electronically by telephone or via the Internet, you will need your proxy card and Social Security Number (where applicable).  The Computershare Vote by Telephone and Vote by Internet systems are maintained by our transfer agent, Computershare Trust Company, N.A. (“Computershare”) and can be accessed 24 hours a day, seven days a week up until the day prior to the annual meeting; votes may be cast by Internet up until 11:59 p.m. on the day before the annual meeting.

Direct Deposit of Dividends

We encourage all stockholders who receive their dividends in cash to participate in direct deposit.  To enroll in this service, please mail your request along with a copy of your voided check, to Computershare at the address noted below.

Transfer Agent Contact Information

Computershare Trust Company, N.A.	Telephone Inside the USA:	(877) 498-8861
P.O. Box 43069	Telephone Outside the USA:	(781) 575-2723
Providence RI 02940-3069	TDD/TTY for Hearing Impaired:	(800) 952-9245

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet!  Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote by the Telephone (within U.S. and Canada) .	To vote using the Internet
- Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	- Go to the following website: www.computershare.com/expressvote - Enter the information requested on your computer screen and follow the simple instructions.

- Follow the simple instructions provided by the recorded message

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.  Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Central Daylight Time, on April 10, 2007.

THANK YOU FOR VOTING

Stockholder Name and Address prints here

☐ Mark this box with an X if you have made changes to your name or address details above

FOLD AND DETACH HERE

A.  Proposals                                                                                                                        PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN PROPOSAL 4. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Please mark this box with an X if you made comments below.  ☐

1.  The Board of Directors recommends a vote FOR the listed nominees:

	FOR	WITHHELD

01 — Henry J. Herrmann	☐	☐

02 — James M. Raines	☐	☐

03 — William L. Rogers	☐	☐

2.  Approval of an amendment to the Waddell & Reed Financial, Inc. Stock Incentive Plan, as amended and restated, to eliminate (1) the Company’s ability to issue incentive stock options under the plan, (2) the ten-year term of the plan, which is scheduled to expire on March 1, 2008, and (3) the Company’s ability to add back to the pool of shares reserved for issuance under the plan any shares of the Company’s Class A common stock that are tendered in payment of the exercise price, applicable taxes and commissions in exercising an option under the Stock Option Restoration Program.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.  Ratification of the selection of KPMG LLP as the independent registered public accounting firm for the fiscal year 2007.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

B.  Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

IMPORTANT — PLEASE SIGN EXACTLY AS NAME APPEARS BELOW AND RETURN PROMPTLY.  When shares are held by joint tenants, both should sign.  When signing as attorney, executive administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by an authorized person.

Receipt herewith of the Company’s Annual Report and Notice of Meeting and Proxy Statement, dated March 8, 2007 is hereby acknowledged.

Signature 1	Signature 2	Dated	___/___/_____

(Change of address/comments)